Filed Pursuant to Rule 424(b)(5)
Registration No. 333-195133

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 9, 2014.

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 8, 2014)

                 Shares

Apartment Investment and

Management Company

    % Class A Cumulative Preferred Stock

$         Per Share

Liquidation Preference $25.00 Per Share

We are offering shares of our     % Class A Cumulative Preferred Stock, which we refer to herein as the Class A Preferred Stock.

Dividends on the Class A Preferred Stock will be payable quarterly on January 15, April 15, July 15 and October 15 of each year to the holders of record at the close of business on the preceding January 1, April 1, July 1 and October 1. We will pay cumulative dividends on the Class A Preferred Stock in an amount per share equal to $         per year, or $         per quarter, equivalent to     % of the $25.00 liquidation preference. The first dividend on the Class A Preferred Stock sold in this offering will be payable on July 15, 2014, in the amount of $         per share.

The liquidation preference of each share of Class A Preferred Stock is $25.00.

The Class A Preferred Stock is not redeemable prior to May     , 2019 except (i) in limited circumstances relating to the ownership limitation necessary to preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes, and (ii) as described below upon a Change of Control (as defined herein). On or after May     , 2019, we may, at our option, redeem the Class A Preferred Stock at any time in whole, or from time to time in part, for cash at a price of $25.00 per share, plus any accumulated, accrued and unpaid dividends, to, but excluding, the date of redemption. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the shares of Class A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a price of $25.00 per share plus, subject to exceptions, any accumulated, accrued and unpaid dividends to, but excluding, the date of redemption. If we exercise any of our redemption rights relating to the Class A Preferred Stock, the holders of such redeemed shares will not have the conversion rights described below. The shares of Class A Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless we redeem or otherwise repurchase them or they become convertible and are converted in connection with a Change of Control as described below.

Upon the occurrence of a Change of Control, each holder of Class A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem some or all of the shares of Class A Preferred Stock held by such holder, in which case such holder will have the right only with respect to shares of Class A Preferred Stock that are not called for redemption) to convert some or all of the Class A Preferred Stock held by such holder into a number of shares of our Class A common stock per share of Class A Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Class A Preferred Stock plus the amount of any accumulated, accrued and unpaid dividends thereon to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Class A Preferred Stock dividend payment and prior to the corresponding dividend payment date for the Class A Preferred Stock, in which case no additional amount for such accumulated, accrued and unpaid dividends will be included in this sum), by (ii) the Common Stock Price (as defined herein); and

•	, referred to herein as the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described herein.

Holders of shares of Class A Preferred Stock will generally have no voting rights, except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and as otherwise required by applicable law.

The shares of Class A Preferred Stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a REIT for federal income tax purposes. See “Description of Class A Preferred Stock — Restrictions on Ownership and Transfer.”

There is no established trading market for our Class A Preferred Stock. We intend to file an application to list the Class A Preferred Stock on the New York Stock Exchange, or the NYSE, under the symbol “AIVPrA.” If the application is approved, we expect that trading of the Class A Preferred Stock will begin within 30 days after the date of the initial delivery of Class A Preferred Stock.

Investing in the Class A Preferred Stock involves risks. See ‘‘Risk Factors” beginning on page S-13 of this prospectus supplement and page 7 of our Annual Report on Form 10-K for the year ended December 31, 2013, and other information that we file from time to time with the Securities and Exchange Commission, or the SEC, to read about factors you should consider before buying the Class A Preferred Stock.

	Per Share	Total(2)
Initial price to public(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

(1) Plus accrued dividends from May     , 2014, if settlement occurs after that date.

(2) Assumes no exercise of the underwriter’s over-allotment option described below.

We have granted the underwriter the right to purchase up to an additional              shares of Class A Preferred Stock within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

The underwriter expects that the shares of Class A Preferred Stock will be ready for delivery in book-entry form only through The Depository Trust Company on or about May     , 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Wells Fargo Securities

The date of this prospectus supplement is May     , 2014.

Prospectus Supplement

Prospectus

You should rely only on the information included in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor the underwriter have authorized any other person to provide you with different or additional information. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor the underwriter are making an offer to sell or soliciting an offer to buy the Class A Preferred Stock in any jurisdiction where the offer or sale or solicitation is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates or such other date as may be specified herein or therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information included in this prospectus supplement differs or varies from the information included in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements,” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements. These may include, without limitation, statements regarding: our ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions, developments and redevelopments; our ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to our development and redevelopment projects; and our ability to comply with debt covenants, including financial coverage ratios.

Actual results may differ materially from those described in these forward-looking statements and, in addition, may be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation: financing risks, including the availability and cost of financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that our earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; the timing of acquisitions, dispositions, developments and redevelopments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently owned or previously owned by us. In addition, our current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review our financial statements and the notes thereto, as well as the section entitled “Risk Factors” in this prospectus supplement and the section entitled “Risk Factors” described in Item 1A of the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed by Apartment Investment and Management Company and AIMCO Properties, L.P. and the other documents we file from time to time with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

ii

SUMMARY

This prospectus supplement does not include all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Except as the context otherwise requires, “we,” “our,” “us” and the “Company” refer to Apartment Investment and Management Company, AIMCO Properties, L.P. and their consolidated entities, collectively.

The Company

Apartment Investment and Management Company, or Aimco, is a self-administered and self-managed REIT. AIMCO Properties, L.P., or the Aimco Operating Partnership, is the operating partnership for Aimco. Aimco and the Aimco Operating Partnership are focused on the ownership, management and redevelopment of quality apartment communities located in the largest coastal and job growth markets in the United States. Our business activities are defined by a commitment to our core values of integrity, respect, collaboration, a performance culture and a focus on our customers. These values and our corporate mission, to consistently provide quality apartment homes in a respectful environment delivered by a team of people who care, continually shape our culture. In all our dealings with residents, team members, business partners and equity holders, we aim to be the best owner and operator of apartment communities and an outstanding corporate citizen.

Our principal financial objective is to provide predictable and attractive returns to our equity holders. Our business plan to achieve this objective is to:

•	operate our portfolio of desirable apartment homes with valued amenities, with a high level of customer service and in an efficient manner that realizes the benefits of our local management expertise;

•

improve our geographically diversified portfolio of apartment communities, which average “B/B+” in quality (as defined below) by selling apartment communities inconsistent with our portfolio strategy and investing the proceeds from such sales through property upgrades, capital improvements, redevelopment, development and acquisition of higher-quality apartment communities; and

•

provide financial leverage primarily by the use of non-recourse, long-dated, fixed-rate property debt and perpetual preferred equity, a combination which helps to limit our refunding and re-pricing risk and provides a hedge against increases in interest rates, capitalization rates and inflation.

Our property operations consist primarily of our diversified portfolio of market-rate apartment communities, which we refer to as conventional apartment communities. At March 31, 2014, our conventional property operations included 161 apartment communities with 49,314 apartment homes in which we held an average ownership of approximately 97%. We also operate a portfolio of affordable apartment communities, which consists of apartments with rents that are generally paid, in whole or part, by a government agency. At March 31, 2014, our affordable property operations consisted of 72 apartment communities with 9,680 apartment homes in which we held an average ownership of approximately 89%. Our conventional and affordable property operations comprise our reportable segments and generated 91% and 9%, respectively, of our proportionate property net operating income (as defined in Note 8 to the consolidated financial statements in Item 1 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014) during the three months ended March 31, 2014. Over the next four to five years, we expect to dispose of our affordable apartment communities and reinvest the proceeds in our conventional portfolio.

Our portfolio strategy seeks predictable rent growth from a portfolio of “A,” “B” and “C” quality conventional apartment communities, which average “B/B+” in quality and are diversified among the largest coastal and job growth markets in the United States, as measured by total apartment value. We measure conventional apartment community quality based on average rents of our apartment homes compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis. Under this rating system, we classify as “A” quality apartment communities those earning rents greater than 125% of the local market average, as “B” quality apartment communities those earning rents 90% to 125% of the local market average and as “C” quality apartment communities those earning rents less than 90% of the local market average. We classify as “B/B+” those apartment communities earning rents ranging from 100% to 125% of the local market average. Although some companies and analysts within the multifamily real estate industry use apartment community class ratings of “A,” “B” and “C,” some of which are tied to local market rent averages, the metrics used to classify apartment community quality as well as the timing for which local markets rents are calculated may vary from company to company. Accordingly, our rating system for measuring apartment community quality is neither broadly nor consistently used in the multifamily real estate industry.

Through our wholly-owned subsidiaries, AIMCO-GP, Inc. and AIMCO-LP Trust, we own a majority of the ownership interests in the Aimco Operating Partnership. Aimco conducts all of its business and owns all of its assets through the Aimco Operating Partnership. Interests in the Aimco Operating Partnership that are held by limited partners other than Aimco are referred to herein as OP Units. OP Units include common partnership units, high performance partnership units and partnership preferred units, which we refer to as common OP Units, HPUs and preferred OP Units, respectively. We also refer to HPUs as common OP Unit equivalents. At March 31, 2014, after eliminations for units held by consolidated entities, the Aimco Operating Partnership had 153,911,534 common partnership units and equivalents outstanding. At March 31, 2014, Aimco owned 146,099,689 of the common partnership units (94.9% of the common partnership units and equivalents) of the Aimco Operating Partnership and Aimco had outstanding an equal number of shares of its Class A Common Stock, which we refer to as Class A common stock.

Our principal executive offices are located at 4582 South Ulster Street, Suite 1100, Denver, Colorado 80237 and our telephone number is (303) 757-8101.

The Offering

The following is a brief summary of the terms of this offering. For additional information regarding the Class A Preferred Stock, see “Description of Class A Preferred Stock” in this prospectus supplement and also “Description of Preferred Stock” in the accompanying prospectus. For a description of the U.S. federal income tax considerations reasonably anticipated to be material to prospective holders in connection with the purchase, ownership and disposition of the Class A Preferred Stock, see “Material United States Federal Income Tax Considerations” in this prospectus supplement and also “Material United States Federal Income Tax Considerations” in the accompanying prospectus.

Issuer	Apartment Investment and Management Company

Securities Offered	shares of Class A Preferred Stock (or shares of Class A Preferred Stock, if the underwriter’s over-allotment option is exercised in full). We reserve the right to reopen this class and issue additional Class A Preferred Stock either through public or private sales at any time.

Settlement Date	May , 2014 (T+ )

Dividends	Dividends on the Class A Preferred Stock are payable quarterly on January 15, April 15, July 15 and October 15 of each year, or, if not a business day, the next succeeding business day (and no interest, additional dividends or other sums will accrue or accumulate on the amount so payable for the period from and after that dividend payment date to that succeeding business day) to the holders of record at the close of business on the preceding January 1, April 1, July 1 and October 1. We will pay cumulative dividends on the Class A Preferred Stock in an amount per share equal to $ per year, or $ , equivalent to % of the $25.00 liquidation preference. The first dividend on the Class A Preferred Stock sold in this offering will be payable on July 15, 2014, in the amount of $ per share.

Liquidation Preference	$25.00 per share of Class A Preferred Stock, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared, to, but excluding, the date of payment.

Optional Redemption	The Class A Preferred Stock is not redeemable prior to May , 2019, except (i) in limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT, and (ii) as described herein under “— Special Optional Redemption.” On or after May , 2019, we may, at our option, redeem the Class A Preferred Stock, at any time in whole, or from time to time in part, for cash at a price of $25.00 per share, plus any accumulated, accrued and unpaid dividends, to, but excluding, the date of redemption.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Class A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a price of $25.00 per share, plus, subject to exceptions, any accumulated, accrued and unpaid dividends to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of Class A Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of such redeemed shares of Class A Preferred Stock will not have the conversion right described below under “— Conversion Rights” with respect to the shares of Class A Preferred Stock called for redemption. See “Description of Class A Preferred Stock — Redemption — Special Optional Redemption.”

A “Change of Control” is when, after the initial issuance of the Class A Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT, or NASDAQ Stock Market (or NASDAQ), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights

Except in connection with a Change of Control, the Class A Preferred Stock is not convertible into or exchangeable for any other securities or property. Upon the occurrence of a Change of Control, each holder of Class A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of Class A Preferred Stock held by such holder as described above under “— Optional Redemption” or “— Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Class A Preferred Stock that are not called for redemption) to convert some or all of the Class A Preferred Stock held by such holder on the Change of

Control Conversion Date into a number of shares of our Class A common stock per share of Class A Preferred Stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Class A Preferred Stock plus the amount of any accumulated, accrued and unpaid dividends thereon to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Class A Preferred Stock dividend payment and prior to the corresponding dividend payment date for the Class A Preferred Stock, in which case no additional amount for such accumulated, accrued and unpaid dividends will be included in this sum), by (ii) the Common Stock Price (as defined herein); and

•	(the Share Cap), subject to adjustments for any splits, subdivisions or combinations of our Class A common stock;

subject, in each case, to provisions for the receipt of alternative consideration as described herein.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our Class A common stock issuable in connection with the exercise of the Change of Control Conversion Right (as defined herein) will not exceed shares of Class A common stock, which amount assumes full exercise of the underwriter’s option to purchase additional shares of Class A Preferred Stock (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits (as defined herein) of our Class A common stock on the same basis as the corresponding adjustment to the Share Cap, and shall be increased on a pro rata basis with respect to any additional shares of Class A Preferred Stock designated and authorized for issuance pursuant to any subsequent articles supplementary.

If, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of Class A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right described above, holders of such redeemed shares of Class A Preferred Stock will not have the right to convert the shares of Class A Preferred Stock called for redemption and any shares of Class A Preferred Stock called for redemption that have been tendered for conversion will be redeemed on the applicable redemption date instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Date” and “Common Stock Price,” for a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Class A Preferred Stock in the event of a Change of Control, and for other important information, see “Risk Factors — You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control conversion rights may not adequately compensate you, and the Change of Control conversion and redemption features of the Class A Preferred Stock may make it more difficult for a party to take over our company and may discourage a party from taking over our company” and “Description of Class A Preferred Stock — Conversion Rights.”

Ranking	The Class A Preferred Stock will rank prior to our Class A common stock, and on the same level as our other outstanding shares of preferred stock, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up.

Limited Voting Rights	Holders of Class A Preferred Stock generally will not have any voting rights. If, however, we have not paid dividends on the Class A Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of Class A Preferred Stock, together with holders of other classes of preferred stock that are entitled to similar voting rights, will be entitled to elect two additional directors to our Board of Directors until all unpaid dividends on the Class A Preferred Stock have been paid or declared and set apart for payment. In addition, the issuance of preferred stock that ranks senior to the Class A Preferred Stock, and certain material adverse changes to the terms of the Class A Preferred Stock, cannot be made without the affirmative vote of holders of at least 66-2/3% of the outstanding shares of Class A Preferred Stock.

Ownership Limit	Subject to limited exceptions, no person may acquire more than 8.7% of the aggregate value of all outstanding shares of our capital stock, including common stock and preferred stock, or own more than 8.7% of our outstanding Class A common stock.

Listing	We intend to file an application to list the Class A Preferred Stock on the NYSE under the symbol “AIVPrA.” We will use commercially reasonable efforts to have the listing application for the Class A Preferred Stock approved. If the application is approved, we expect that trading of the Class A Preferred Stock will begin within 30 days after the date of the initial delivery of the Class A Preferred Stock. We have been advised by the underwriter that it intends to make a market in the Class A Preferred Stock. However, it is not obligated to do so and may discontinue market-making at any time without notice, and we cannot assure you that a market for the Class A Preferred Stock will develop or be maintained prior or subsequent to commencement of trading on the NYSE.

Form .	The Class A Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company except under limited circumstances.

Use of Proceeds	We intend to use the net proceeds from this offering to repay indebtedness under our revolving credit facility. See “Use of Proceeds.”

For additional information regarding the terms of the Class A Preferred Stock, see “Description of Class A Preferred Stock.”

Investing in the Class A Preferred Stock involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and page 7 of our Annual Report on Form 10-K for the year ended December 31, 2013, and other information that we file from time to time with the SEC, to read about factors you should consider before buying the Class A Preferred Stock.

Summary Historical Financial Data

The following table sets forth our summary historical financial information as of and for each of the years in the three-year period ended December 31, 2013, and as of and for the three months ended March 31, 2014 and 2013.

The summary historical financial data as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011, have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus supplement. The summary balance sheet information as of December 31, 2011 has been derived from our audited financial statements that are not incorporated by reference in this prospectus supplement and reflects discontinued operations as of December 31, 2013.

The summary historical financial data as of March 31, 2014 and for the three months ended March 31, 2014 and 2013, have been derived from our unaudited interim financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary balance sheet information as of March 31, 2013 has been derived from unaudited interim financial statements that are not incorporated by reference in this prospectus supplement and reflects discontinued operations as of December 31, 2013. These unaudited interim financial statements include all adjustments (consisting only of normal recurring adjustments) that we consider necessary for a fair presentation of our financial condition and results of operations as of the dates and for the periods indicated. Historical results are not necessarily indicative of future results and the results for the three months ended March 31, 2014, are not necessarily indicative of our expected results for the full year ending December 31, 2014.

You should read the summary historical financial data presented below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(Dollar amounts in thousands, except per share data)
OPERATING DATA:
Total revenues	$248,924	$237,504	$974,053	$958,511	$914,355
Total operating expenses	(183,751)	(184,865)	(725,034)	(779,495)	(779,064)
Operating income	65,173	52,639	249,019	179,016	135,291
Income (loss) from continuing operations	12,040	(1,663)	34,596	(18,756)	(136,237)
Income from discontinued operations, net	—	4,496	203,229	214,117	78,073
Net income (loss)(1)	81,532	2,833	237,825	195,361	(58,164)
Net income (loss) attributable to Aimco common stockholders	$64,234	$5,050	$203,673	$82,146	$(103,161)
Earnings (loss) per common share — basic and diluted:
Income (loss) from continuing operations attributable to Aimco common stockholders	$0.44	$(0.01)	$0.29	$(0.60)	$(1.22)
Net income (loss) attributable to Aimco common stockholders	$0.44	$0.03	$1.40	$0.61	$(0.86)
BALANCE SHEET INFORMATION (END OF PERIOD):
Total real estate .	$8,209,491	$7,936,063	$8,214,081	$7,872,018	$7,688,798
Total assets	6,083,152	6,370,393	6,079,413	6,401,380	6,871,862
Total indebtedness	4,394,823	4,443,364	4,388,185	4,413,083	4,488,822
Total equity	$1,181,451	$1,108,599	$1,172,744	$1,154,894	$1,144,674
CASH FLOW INFORMATION:
Net cash provided by operating activities	$54,801	$48,892	$325,596	$316,827	$258,819
Net cash (used in) provided by investing activities	(46,089)	(73,569)	65,192	111,667	40,494
Net cash used in financing activities	$(26,061)	$(10,178)	$(419,450)	$(435,147)	$(319,572)
OTHER INFORMATION:
Funds from operations attributable to Aimco common stockholders — diluted(2)	$73,231	$70,144	$297,024	$226,458	$181,814
Weighted average common shares outstanding — diluted (funds from operations)	145,681	145,169	145,532	134,743	119,626
Dividends declared per common share	$0.26	$0.24	$0.96	$0.76	$0.48

(1)	Net income for the three months ended March 31, 2014, includes $69.5 million of gains on the disposition of real estate. As discussed in Note 3 to the condensed consolidated financial statements in Item 1 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, effective January 1, 2014, we adopted a new accounting standard which revised the definition of discontinued operations. For 2013 and prior periods, gains on dispositions of apartment communities are included within income from discontinued operations within our consolidated statements of operations.
(2)

Funds From Operations, or FFO, is a non-GAAP financial measure that we believe, when considered with the financial statements determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is helpful to investors in understanding our performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets such as machinery, computers or other personal property. The National Association of Real Estate Investment Trusts defines FFO as net income or loss computed in accordance with GAAP, excluding gains from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. We calculate FFO attributable to Aimco common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock, and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

In addition to FFO, we compute Pro forma FFO and Adjusted FFO, or AFFO, which are also non-GAAP financial measures that we believe are helpful to investors in understanding our performance. Pro forma FFO represents FFO attributable to Aimco common stockholders (diluted), excluding preferred equity redemption-related amounts (adjusted for noncontrolling interests). Preferred equity redemption-related amounts (gains or losses) are items that periodically affect our operating results and we exclude these items from our calculation of Pro forma FFO because such amounts are not representative of our operating performance. AFFO represents Pro forma FFO reduced by Capital Replacements (also adjusted for noncontrolling interests), which represents our estimation of the capital additions required to maintain the value of our portfolio during our ownership period. When we make capital additions at an apartment community, we evaluate whether the additions enhance the value, profitability, or useful life of an asset as compared to its condition at the time we purchased the asset. We classify as Capital Improvements those capital additions that meet these criteria and we classify as Capital Replacements those that do not. AFFO is a key financial indicator that we use to evaluate our operational performance, and which helps us determine the amounts of our dividend payments.

FFO, Pro forma FFO and AFFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of our performance or as measures of liquidity. Although we use these non-GAAP measures for comparability in assessing our performance against other REITs, not all REITs compute these same measures. Additionally, computation of AFFO is subject to definitions of capital spending, which are subjective. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other REITs.

For the three months ended March 31, 2014 and 2013 and for the years ended December 31, 2013, 2012 and 2011, our FFO, Pro forma FFO and AFFO are calculated as follows (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(Dollar amounts in thousands, except per share data)
Net income (loss) attributable to Aimco common stockholders(1)	$64,234	$5,050	$203,673	$82,146	$(103,161)
Adjustments:
Depreciation and amortization related to non-real estate assets	68,429	73,107	282,235	310,047	303,810
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(2,387)	(2,932)	(11,273)	(13,000)	(12,539)
(Loss) gain on dispositions and other, net of noncontrolling partners’ interest	(57,046)	74	(19,321)	(15,399)	(2,156)
Impairment losses related to depreciable real estate assets, net of noncontrolling partners’ interest	541	37	—	7,263	4,043
Discontinued operations:
Gain on dispositions of real estate, net of income taxes and noncontrolling partners’ interest	—	(5,079)	(165,061)	(185,107)	(60,736)
(Recovery of) provision for impairment losses related to depreciable real estate assets, net of income taxes and noncontrolling partners’ interest	—	(235)	(855)	14,517	16,229
Depreciation of rental property, net of noncontrolling partners’ interest	—	4,016	13,349	35,621	57,748
Common noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(505)	(3,746)	(5.346)	(9,127)	(20,868)
Amounts allocable to participating securities	(35)	(148)	(377)	(503)	(556)

FFO attributable to Aimco common stockholders — diluted	$73,231	$70,144	$297,024	$226,458	$181,814
Preferred equity redemption related amounts	—	—	—	22,626	(3,904)
Common noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	—	—	—	(1,341)	266
Amounts allocable to participating securities	—	—	—	(87)	16

Pro forma FFO attributable to Aimco common stockholders — diluted	$73,231	$70,144	$297,024	$247,656	$178,192

Capital Replacements, net of noncontrolling interests in the Aimco Operating Partnership	$(11,280)	$(15,124)	$(75,067)	$(66,722)	$(73,802)

AFFO attributable to Aimco common stockholders — diluted	$61,951	$55,020	$221,957	$180,934	$104,390

Weighted average common shares outstanding — diluted (earnings per share)	145,473	145,169	145,532	134,479	119,312
Dilutive common share equivalents	208	221	—	264	314

Weighted average common shares outstanding — diluted(2)	145,681	145,390	145,532	134,743	119,626

(1)	Represents the numerator for calculating earnings per common share in accordance with GAAP (see Note 7 to the condensed consolidated financial statements in Item 1 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, and Note 13 to the consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2013).

(2)	Represents the denominator for earnings per common share — diluted, calculated in accordance with GAAP, plus common share equivalents that are dilutive for FFO, Pro forma FFO and AFFO.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	1.09	1.05	(3)	(3)	(3)	(3)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(2)	1.08	1.04	(4)	(4)	(4)	(4)

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, “earnings” consists of income (loss) from continuing operations before taxes and income or loss from equity investees plus fixed charges (other than any interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership), amortization of capitalized interest and distributed income of equity investees; and “fixed charges” consists of interest expense, the estimate of interest within rental expense, interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership.

(2)	The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, “earnings” consists of income (loss) from continuing operations before taxes and income or loss from equity investees plus fixed charges (other than any interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership), amortization of capitalized interest and distributed income of equity investees; “fixed charges” consists of interest expense, the estimate of interest within rental expense, interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership; and “preferred stock dividends” consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(3)	During the years ended December 31, 2012, 2011, 2010 and 2009, earnings were insufficient to cover fixed charges by $31.4 million, $135.7 million, $161.8 million and $200.9 million, respectively.

(4)	During the years ended December 31, 2012, 2011, 2010 and 2009, earnings were insufficient to cover fixed charges and preferred stock dividends by $81.3 million, $181.5 million, $215.4 million and $251.4 million, respectively.

RISK FACTORS

Investing in shares of our Class A Preferred Stock involves risk. Please see the risk factors described below and those described in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should consider carefully these risk factors together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to purchase shares of our Class A Preferred Stock. These risks and uncertainties are not the only ones facing us, and there may be additional matters that we are unaware of or that we currently consider immaterial. Any of these risks and uncertainties could adversely affect our business, financial condition, results of operations, liquidity or prospects and, thus, the value of an investment in shares of our Class A Preferred Stock.

There is no established market for the Class A Preferred Stock, and the market value of the Class A Preferred Stock could be substantially affected by various factors.

The Class A Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Class A Preferred Stock on the NYSE under the symbol “AIVPrA.” We cannot assure you that our listing application will be approved by the NYSE. However, even if approved for listing by the NYSE, an active trading market on the NYSE for the Class A Preferred Stock may not develop or be maintained, in which case the trading price of the Class A Preferred Stock could be adversely affected. If an active trading market does develop on the NYSE, the Class A Preferred Stock may trade at prices higher or lower than their initial offering price. The trading price of the Class A Preferred Stock would also depend on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of additional preferred equity or debt securities;

•	our financial condition, results of operations and prospects; and

•

the matters discussed in this prospectus supplement under the captions “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and similar information contained in the documents incorporated herein by reference, particularly our Annual Report on Form 10-K for the year ended December 31, 2013.

We have been advised by the underwriter that it intends to make a market in the Class A Preferred Stock, but it is not obligated to do so and may discontinue market-making at any time without notice.

The Class A Preferred Stock will be subordinate to our existing and future indebtedness, and your interests could be diluted by the issuance of additional preferred stock, including future issuances of shares of Class A Preferred Stock, and by other transactions.

The Class A Preferred Stock will be subordinate to all of our, and our subsidiaries’, existing and future indebtedness and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Upon the completion of the offering described in this prospectus supplement, we may sell additional shares of preferred stock, including shares of Class A Preferred Stock, on terms that may differ from those described in this prospectus supplement. Such shares could rank on parity with or senior to the Class A Preferred Stock offered hereby as to dividend rights or rights upon liquidation, winding up or dissolution. The issuance of additional preferred stock on a parity with or senior to the Class A Preferred Stock would dilute the interests of the holders of the Class A Preferred Stock, and any issuance of preferred stock senior to the Class A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Class A Preferred Stock. Other than the conversion right afforded to holders of the Class A Preferred Stock that may occur in connection with a Change of Control as described herein under “Description of Class A

Preferred Stock — Conversion Rights,” none of the provisions relating to the Class A Preferred Stock relate to or limit our indebtedness or afford the holders of the Class A Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect such holders, so long as the rights of such holders are not materially and adversely affected.

The Class A Preferred Stock is expected to be rated below investment grade.

Although the Class A Preferred Stock has not been rated by any credit rating agency yet, we intend to obtain a rating for the Class A Preferred Stock. We currently expect the rating of the Class A Preferred Stock, if obtained, to be below investment grade, which could adversely impact the market price of the Class A Preferred Stock. Below investment grade preferred securities are subject to a higher risk of price volatility than similar, higher-rated securities. Furthermore, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to continued significant deterioration in the market prices of below-investment grade rated securities. In addition, in the event we determine to not obtain a rating of the Class A Preferred Stock, no assurance can be given that one or more credit rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Class A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Class A Preferred Stock. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Class A Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the Class A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the Class A Preferred Stock.

As a holder of Class A Preferred Stock, you have extremely limited voting rights.

Your voting rights as a holder of Class A Preferred Stock will be limited. Our Class A common stock is currently the only class of our securities that carries full voting rights. Voting rights for holders of Class A Preferred Stock exist primarily with respect to the ability to elect (together with the holders of shares of stock ranking on a parity with the Class A Preferred Stock upon which similar voting rights have been or are in the future conferred) two additional directors to our Board of Directors in the event that six or more quarterly dividends (whether or not declared or consecutive) payable on the Class A Preferred Stock are in arrears, and with respect to voting on amendments to our charter that materially and adversely affect the rights of the holders of Class A Preferred Stock or create additional classes or series of our stock that are senior to the Class A Preferred Stock, unless the stock has been called for redemption. Other than the limited circumstances described in this prospectus supplement and the accompanying prospectus, holders of Class A Preferred Stock will not have any voting rights unless otherwise required by applicable law. See “Description of Class A Preferred Stock — Voting Rights.”

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Class A Preferred Stock is limited by the laws of Maryland. Under the Maryland General Corporation Law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on the Class A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any shares of the preferred stock then outstanding, if any, with preferences senior to those of the Class A Preferred Stock.

We cannot assure you that we will be able to pay dividends regularly.

Our ability to pay dividends in the future is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our subsidiaries. We cannot guarantee that we will be able to pay dividends on a regular quarterly basis in the future. Furthermore, any new shares of Class A common stock issued will substantially increase the cash required to continue to pay cash dividends at current levels. Any Class A common stock or preferred stock that may in the future be issued to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.

In addition, payment of our dividends depends on our earnings, our financial condition, maintenance of our REIT qualification and other factors as our Board of Directors deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our Class A common stock and preferred stock, including the Class A Preferred Stock, to pay our indebtedness or to fund our other liquidity needs.

Payment of dividends also will be subject to any prohibitions and restrictions in our debt agreements and any other agreements. We are party to agreements which would prohibit or have the effect of prohibiting the declaration, payment or setting apart for payment of dividends on the Class A Preferred Stock following the occurrence and during the continuance of a default or event of default under such agreement. In the future we may become party to other agreements which prohibit or restrict the payment of dividends. We will not declare dividends on our Class A Preferred Stock, or pay or set apart for payment dividends on our Class A Preferred Stock, if the terms of any of our agreements, including any agreement relating to our debt, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement.

You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control conversion rights may not adequately compensate you, and the Change of Control conversion and redemption features of the Class A Preferred Stock may make it more difficult for a party to take over our company and may discourage a party from taking over our company.

Upon the occurrence of a Change of Control the result of which our Class A common stock and the common securities of the acquiring or surviving entity are not listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ, holders of the Class A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Class A Preferred Stock, in which case, holders will have the right only with respect to shares of Class A Preferred Stock that are not selected for redemption unless we default in payment of the redemption price) to direct the depositary to convert some or all of their Class A Preferred Stock into shares of our Class A common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Class A Preferred Stock. See “Description of Class A Preferred Stock —Conversion Rights” and “— Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our Class A common stock (or equivalent value of alternative consideration, as applicable) equal to the Share Cap multiplied by the number of shares of Class A Preferred Stock converted. If the Common Stock Price is less than $         (which is approximately     % of the per share closing sale price of our Class A common stock on May     , 2014), subject to adjustment, the holders will receive a maximum of                  shares of our Class A common stock per share of Class A Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Class A Preferred Stock. In addition, those features of the Class A Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our Class A common stock and Class A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $         million, after deducting the underwriting discount and estimated offering expenses payable by us. If the underwriter exercises in full its option to purchase additional shares, our net proceeds will be approximately $         million. We intend to use the net proceeds from this offering to repay indebtedness under our revolving credit facility. As of March 31, 2014, the interest rate on borrowings under our revolving credit facility was 2.19% per annum. The revolving credit facility matures in September 2017 and may be extended for an additional one-year period, subject to certain conditions. Borrowings under the revolving credit facility were used for general corporate purposes, including to fund acquisitions, to finance development and redevelopment expenditures, and to repay other indebtedness.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2014, on a historical basis and as adjusted to reflect the sale of the Class A Preferred Stock offered hereby, the application of the net proceeds of this offering as set forth under “Use of Proceeds” and assumes no exercise of the underwriter’s over-allotment option. The information set forth in the following table should be read in connection with, and is qualified in its entirety by reference to, the financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. The following as adjusted data assumes that the foregoing transactions occurred on March 31, 2014, and does not purport to be indicative of our capitalization that would have resulted had such transactions in fact occurred on such date.

	March 31, 2014
	Actual	As Adjusted
	(In thousands)
Debt:
Non-recourse property debt(1)	$4,284,763
Revolving credit facility borrowings	110,060
Preferred noncontrolling interest in Aimco Operating Partnership	79,121
Equity:
Perpetual Preferred Stock	58,114
Class A Common Stock	1,461
Additional paid-in capital	3,700,369
Accumulated other comprehensive loss	(4,503)
Distributions in excess of earnings	(2,722,345)
Noncontrolling interests in consolidated real estate partnerships	223,806
Common noncontrolling interests in Aimco Operating Partnership	(25,451)

Total capitalization	$5,655,395	$

(1)	Does not include liabilities related to assets held for sale.

DESCRIPTION OF CLASS A PREFERRED STOCK

The following summary of the material terms and provisions of the Class A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our charter and the articles supplementary to our charter relating to the Class A Preferred Stock, each of which is available from us. This description of the particular terms of the Class A Preferred Stock supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. For purposes of this section, when we refer to “we,” “us” or the “Company,” we are referring only to Apartment Investment and Management Company.

General

Under our charter, we are authorized to issue up to 510,587,500 shares of our capital stock, including common stock and preferred stock. As of March 31, 2014, 505,787,260 shares were classified as Class A common stock and 4,800,240 shares were classified as preferred stock.

We are authorized to issue shares of preferred stock in one or more classes or subclasses, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as our Board of Directors may determine by resolution. See “Description of Preferred Stock” in the accompanying prospectus. The Class A Preferred Stock is a class of Aimco’s preferred stock. Upon consummation of this offering, shares of Class A Preferred Stock will be authorized and the authorized shares of Class A common stock will be reduced accordingly. Our other authorized and outstanding classes and series of preferred stock are as follows as of March 31, 2014:

Class	Shares Authorized	Shares Outstanding		Quarterly Dividend per Share		Annual Dividend Yield		Liquidation Preference per Share
Class Z Cumulative Preferred Stock, $0.01 par value per share(1)	4,800,000	1,274,243		$0.4375		7.00%		$25.00
Series A Community Reinvestment Act Perpetual Preferred Stock, $0.01 par value per share (the “CRA Preferred Stock”)	240	54	(2)		(2)		(2)	500,000.00

(1)	Redeemable in whole, or from time to time in part, for cash at a price per share equal to the liquidation preference, plus any accumulated, accrued and unpaid dividends, to, but excluding, the date of redemption.

(2)	For the period from the date of original issuance through March 31, 2015, the dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the articles supplementary designating the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The rate at March 31, 2014 and December 31, 2013 was 1.50%.

We intend to file an application to list the Class A Preferred Stock on the NYSE under the symbol “AIVPrA.” If the application is approved, trading of the Class A Preferred Stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Class A Preferred Stock. See “Underwriting.”

Ranking

The Class A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Aimco, will rank: (a) prior or senior to the common stock and any other class or series of our capital stock if the holders of Class A Preferred Stock are entitled to receive dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series (“Junior Stock”); (b) on a parity with the Class Z Cumulative Preferred Stock, the CRA Preferred Stock and any other class or series of our capital stock if the holders of such class or series of stock and the Class A Preferred Stock are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated, accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (“Parity Stock”); and (c) junior to any class or series of our capital stock if the holders of such class or series are entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class A Preferred Stock (“Senior Stock”).

Dividends

Holders of Class A Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for payment, quarterly cash dividends on the Class A Preferred Stock in an amount per share equal to $         per share. The dividends on Class A Preferred Stock are cumulative, whether or not in any dividend period or periods we declare any dividends or have funds legally available for the payment of such dividend. We will pay dividends on Class A Preferred Stock quarterly on January 15, April 15, July 15 and October 15 of each year or, if not a business day, the next succeeding business day (each a “Dividend Payment Date”) (and no interest, additional dividends or other sums will accrue or accumulate on the amount so payable for the period from and after that dividend payment date to that succeeding business day). Any dividend payable on the Class A Preferred Stock for any partial dividend period is computed ratably on the basis of twelve 30-day months and a 360-day year. The first dividend on the Class A Preferred Stock sold in this offering will be payable on July 15, 2014, in the amount of $         per share. Dividends are payable in arrears to holders of record as they appear on our stock records at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, before the applicable Dividend Payment Date. Holders of Class A Preferred Stock are not entitled to receive any dividends in excess of cumulative dividends on the Class A Preferred Stock. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on the Class A Preferred Stock that may be in arrears.

Holders of each other authorized class of preferred stock are entitled to receive, when and as declared by our Board of Directors, out of funds legally available for payment, quarterly cash dividends in the amount per share set forth in the table above under the heading “Quarterly Dividend Per Share.” The dividends on such other authorized classes of preferred stock are cumulative from, and including, the date of original issue, whether or not in any dividend period or periods we declare any dividends or have funds legally available for the payment of such dividend. Holders of any such preferred stock are not entitled to receive any dividends in excess of cumulative dividends on such preferred stock. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on the preferred stock that may be in arrears.

When dividends are not paid in full upon the Class A Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Class A Preferred Stock and any shares of Parity Stock are declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class A Preferred Stock and accumulated, accrued and unpaid on such Parity Stock. Except as set forth in the preceding sentence, unless dividends on the Class A Preferred Stock and each other class or series of Parity Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends may be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any shares of Parity Stock. Unless dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Class A Preferred Stock and each other class or series of Parity Stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Junior Stock or options, warrants or rights to subscribe for or purchase shares of Junior Stock) may be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any shares of Junior Stock, nor shall any shares of Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of ours or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by us (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor will any other cash or other property be paid or distributed to or for the benefit of holders of shares of Junior Stock. Notwithstanding the foregoing provisions of this paragraph, we are not prohibited from (1) declaring or paying or setting apart for payment any dividend or distribution on any shares of Parity Stock or (2) redeeming, purchasing or otherwise acquiring any Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, before we make or set apart any payment or distribution for the holders of any shares of Junior Stock, the holders of shares of Class A Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share (the “Class A Liquidation Preference”), plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the date of final distribution to such holders. Holders of Class A Preferred Stock will not be entitled to any further payment. Until the holders of the Class A Preferred Stock have been paid the Class A Liquidation Preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the date of final distribution to such holders, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up. If upon our liquidation, dissolution or winding up, our assets, or proceeds thereof, distributable among the holders of Class A Preferred Stock are insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of Class A Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class A Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. Our voluntary or involuntary liquidation, dissolution or winding up does not include our consolidation or merger with one or more corporations, a sale or transfer of all or substantially all of our assets, or a statutory share exchange. Upon our liquidation, dissolution or winding up, after payment has been made in full to the holders of Class A Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock will be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class A Preferred Stock and any Parity Stock will not be entitled to share therein.

Redemption

The Class A Preferred Stock is not redeemable prior to May     , 2019, except (i) in limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT, and (ii) as described herein under “— Special Optional Redemption.”

Optional Redemption.    On or after May     , 2019, we may, at our option, redeem the Class A Preferred Stock at any time in whole, or from time to time in part, for cash at a price per share equal to 100% of the Class A Liquidation Preference, plus any accumulated, accrued and unpaid dividends (whether or not earned or declared), to, but excluding, the date of redemption. There is no limitation on the sources of funds used to pay the redemption price of the Class A Preferred Stock.

Special Optional Redemption.    Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Class A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a price per share equal to 100% of the Class A Liquidation Preference, plus, subject to exceptions described under “— Other” below, any accumulated, accrued and unpaid dividends thereon to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem some or all of the shares of Class A Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of such redeemed shares of Class A Preferred Stock will not have the Change of Control Conversion Right (as defined herein) described below under “— Conversion Rights” with respect to the shares called for redemption and any shares of Class A Preferred Stock called for redemption that have been tendered for conversion will be redeemed on the applicable redemption date instead of converted on the applicable Change of Control Conversion Date. There is no limitation on the sources of funds used to pay the redemption price of the Class A Preferred Stock.

A “Change of Control” is when, after the initial issuance of the Class A Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Company entitling that person to exercise more than 50% of the total voting power of all stock of the Company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT, or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Redemption Procedures.    In the event we elect to redeem Class A Preferred Stock, the notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of Class A Preferred Stock to be redeemed at the address shown on our stock transfer books. The notice of redemption mailed to each holder of record of a share of Class A Preferred Stock called for redemption will state the following:

•	the redemption date;

•	the number of shares of the Class A Preferred Stock to be redeemed;

•

the redemption price and whether or not accumulated, accrued and unpaid dividends will be payable as part of the redemption price to holders surrendering shares of Class A Preferred Stock, or to the persons who were holders of record at the close of business on the relevant dividend record date;

•	the place or places where certificates for the Class A Preferred Stock are to be surrendered for payment of the redemption price;

•

the procedures that the holders of Class A Preferred Stock must follow to surrender the certificates for redemption, including whether the certificates shall be properly endorsed or assigned for transfer;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “— Special Optional Redemption”;

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of the shares of Class A Preferred Stock being so called for redemption will not be able to tender such shares of Class A Preferred Stock for conversion in connection with the Change of Control and that each share of Class A Preferred Stock tendered for conversion that is called for redemption prior to the Change of Control Conversion Date will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If fewer than all the shares of the Class A Preferred Stock are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Class A Preferred Stock to be redeemed from such holder and, upon redemption, to the extent the shares of Class A Preferred Stock are represented by certificates, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. Holders of Class A Preferred Stock to be redeemed shall surrender the certificates representing the Class A Preferred Stock at the place designated in the notice of redemption (or, in the case of shares of Class A Preferred Stock held in book-entry form through a depositary, shall deliver the shares to be redeemed through the facilities of such depositary) and shall thereafter be entitled to the redemption price and any accumulated, accrued and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Class A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Class A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price, plus any accumulated, accrued and unpaid dividends, payable upon redemption), dividends will cease to accumulate on those shares of Class A Preferred Stock, those shares of Class A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price, including any accumulated, accrued and unpaid dividends payable upon redemption. If any redemption date is not a business day, then the redemption price, including any accumulated, accrued and unpaid dividends payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Class A Preferred Stock is to be redeemed, the Class A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot.

Limitations on Redemption.    Notwithstanding the foregoing, unless full cumulative dividends for all past dividend periods on all outstanding shares of Class A Preferred Stock have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no shares of Class A Preferred Stock shall be redeemed unless all outstanding shares of Class A Preferred Stock are simultaneously redeemed, and (ii) we shall not purchase or otherwise acquire directly or indirectly any shares of Class A Preferred Stock (except by conversion into or exchange for stock of ours ranking junior to the Class A Preferred Stock as to dividends and upon the distribution of assets upon liquidation, dissolution and winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Class A Preferred Stock to preserve our REIT status for federal and/ or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class A Preferred Stock.

Other.    Notwithstanding the foregoing and except as otherwise may be required by law, the persons who were holders of record of shares of Class A Preferred Stock at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those shares of Class A Preferred Stock will not include that dividend.

Subject to applicable law and the limitations on purchase when dividends on Class A Preferred Stock are in arrears, we may, at any time and from time to time, purchase any shares of Class A Preferred Stock in the open market, by tender or by private agreement.

Conversion Rights

Except as provided below in connection with a Change of Control, the Class A Preferred Stock is not convertible into or exchangeable for any other securities or property. Upon the occurrence of a Change of Control, each holder of Class A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the shares of Class A Preferred Stock held by such holder as described herein under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Class A Preferred Stock that are not called for redemption) to convert some or all of the Class A Preferred Stock held by such holder (referred to herein as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our Class A common stock (or equivalent value of Alternative Conversion Consideration (as defined herein), as applicable) per share of Class A Preferred Stock (referred to herein as the “Common Stock Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Class A Preferred Stock plus the amount of any accumulated, accrued and unpaid dividends thereon to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Class A Preferred Stock dividend payment and prior to the corresponding dividend payment date for the Class A Preferred Stock, in which case no additional amount for such accumulated, accrued and unpaid dividends will be included in this sum), by (ii) the Common Stock Price (as defined herein) (such quotient is referred to herein as the “Conversion Rate”); and

•	(the Share Cap), subject to certain adjustments.

Except as otherwise required by law, the persons who are the holders of record of shares of Class A Preferred Stock at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such record date.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of our Class A common stock), subdivisions or combinations (in each case referred to herein as a “Share Split”) with respect to our Class A common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our Class A common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split, by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our Class A common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap, and shall be increased on a pro rata basis with respect to any additional shares of Class A Preferred Stock designated and authorized for issuance pursuant to any subsequent articles supplementary.

In the case of a Change of Control pursuant to which our Class A common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (referred to herein as the “Alternative Form Consideration”), a holder of Class A Preferred Stock will receive upon conversion of such Class A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our Class A common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (referred to herein as the “Alternative Conversion Consideration”); the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to herein as the “Conversion Consideration.”

If the holders of our Class A common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our Class A common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our Class A common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of Class A common stock upon the conversion of the Class A Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Class A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Class A Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any shares of Class A Preferred Stock, holders will not be able to convert the shares of Class A Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Class A Preferred Stock;

•	the name and address of the paying agent, transfer agent and conversion agent for the Class A Preferred Stock;

•

the procedures that the holders of Class A Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined herein)), including the form of conversion notice to be delivered by such holders as described herein; and

•	the last date on which holders of Class A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Class A Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Class A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Class A Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Class A Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Class A Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Class A Preferred Stock to be converted; and

•	that the Class A Preferred Stock is to be converted pursuant to the applicable provisions of the Class A Preferred Stock.

The “Change of Control Conversion Date” is the date the Class A Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Class A Preferred Stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our Class A common stock is solely cash, the amount of cash consideration per share of our Class A common stock or (ii) if the consideration to be received in the Change of Control by holders of our Class A common stock is other than solely cash (x) the average of the closing sale prices per share of our Class A common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our Class A common stock is then traded, or (y) the average of the last quoted bid prices for our Class A common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our Class A common stock is not then listed for trading on a U.S. securities exchange.

Holders of Class A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Class A Preferred Stock;

•	if certificated Class A Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Class A Preferred Stock; and

•	the number of shares of Class A Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Class A Preferred Stock is held in book-entry form through The Depository Trust Company or a similar depositary (each referred to as a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Class A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem some or all of the shares of Class A Preferred Stock, as described herein under “— Redemption — Optional Redemption” or “— Redemption — Special Optional

Redemption,” in which case only the shares of Class A Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Class A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Class A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our Class A common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Class A Preferred Stock into shares of our Class A common stock or other property. Notwithstanding any other provision of the Class A Preferred Stock, no holder of Class A Preferred Stock will be entitled to convert such Class A Preferred Stock into shares of our Class A common stock to the extent that receipt of such Class A common stock would cause such holder (or any other person) to exceed the applicable share ownership limits contained in our charter, including the Articles Supplementary, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership and Transfer” below and “Description of Class A Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.

The Change of Control conversion feature may make it more difficult for a third party to take over the Company or discourage a party from taking over the Company. See “Risk Factors — You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control conversion rights may not adequately compensate you, and the Change of Control conversion and redemption features of the Class A Preferred Stock may make it more difficult for a party to take over our company and may discourage a party from taking over our company.”

For important information regarding our common stock, including restrictions on transfer applicable to our common stock, see “Description of Class A Common Stock” in the accompanying prospectus.

Voting Rights

Holders of shares of Class A Preferred Stock will not have any voting rights, except as set forth below and except as otherwise required by applicable law.

If and whenever dividends on any shares of Class A Preferred Stock or any series or class of Parity Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting the Aimco Board of Directors will be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Parity Stock of any other class or series which is entitled to similar voting rights (the “Voting Preferred Stock”), and the holders of shares of Class A Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, will be entitled to vote for the election of the two additional directors of Aimco at any annual meeting of stockholders or at a special meeting of the holders of the Class A Preferred Stock and of the Voting Preferred Stock called for that purpose. We must call such special meeting upon the request of any holder of shares of Class A Preferred Stock. Whenever dividends in arrears on outstanding shares of the Class A Preferred Stock and the Voting Preferred Stock have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set apart for payment, then the right of the holders of the Class A Preferred Stock and of the Voting Preferred Stock to elect the additional two directors will cease and the terms of office of the directors will terminate and the number of directors constituting our Board of Directors will be reduced accordingly.

The affirmative vote or consent of at least 66-2/3% of the votes entitled to be cast by the holders of the outstanding shares of Class A Preferred Stock, voting as a single class, is required to (1) authorize, create, increase the authorized amount of, or issue any shares of any class of Senior Stock or any security convertible into shares of any class of Senior Stock, or (2) amend, alter or repeal any provision of, or add any provision to, our charter (whether by merger, consolidation or otherwise), if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Class A Preferred Stock; provided, however, that no such vote of the holders of Class A Preferred Stock is required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of Class A Preferred Stock (unless proceeds from the sale of such Senior Stock are to be used to fund all or part of the redemption price for the Class A Preferred Stock). The amendment of or supplement to our charter to authorize, create, increase or decrease the authorized amount of or to issue Junior Stock, Class A Preferred Stock or any shares of any class of Parity Stock will not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class A Preferred Stock. With respect to any amendment, alteration or repeal of any provisions of, or addition of any provision to, our charter, whether by merger, consolidation or otherwise, so long as our Class A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such event, we may not be the surviving entity and such surviving entity may thereafter be the issuer of our Class A Preferred Stock, the occurrence of any such event will not be deemed to materially and adversely affect the voting powers, rights or preferences of our Class A Preferred Stock.

With respect to the exercise of the above-described voting rights, each share of Class A Preferred Stock has one vote per share, except that when any other class or series of preferred stock has the right to vote with the Class A Preferred Stock as a single class, then the Class A Preferred Stock and such other class or series has one quarter of one (0.25) vote per $25.00 of stated Class A Liquidation Preference.

Transfer Agent

The registrar and transfer agent for the Class A Preferred Stock will be Computershare Trust Company, N.A.

Restrictions on Ownership and Transfer

Ownership of shares of Class A Preferred Stock by any person is limited such that the sum of the aggregate value of all capital stock (including all shares of Class A Preferred Stock and each other class or series of Parity Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Terry Considine, our chief executive officer) of the aggregate value of all outstanding shares of our capital stock (the “Ownership Limit”). Our Board of Directors may, upon appropriate evidence, waive the Ownership Limit. Further, certain transfers which may have the effect of causing us to lose our status as a REIT are void ab initio.

Any person who acquires or attempts to acquire beneficial or constructive ownership of Class A Preferred Stock that will or may violate the Ownership Limit, or any person who would have owned Class A Preferred Stock except for the transfer of shares to the trust as described herein, is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

If any transfer of Class A Preferred Stock occurs which, if effective, would result in any person beneficially or constructively owning Class A Preferred Stock in excess or in violation of the Ownership Limit (a “Prohibited Transferee”), such shares in excess of the Ownership Limit will be automatically transferred to a trustee in his capacity as trustee of a trust for the exclusive benefit of one or more charitable beneficiaries designated by us, and the Prohibited Transferee will generally have no rights in such shares, except upon sale of the shares by the trustee. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of Class A Preferred Stock held in the trust will be issued and outstanding shares of Aimco. The Prohibited Transferee will not benefit economically from ownership of any shares of Class A Preferred Stock held in the trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares of Class A Preferred Stock held in the trust. The trustee will have all voting rights and rights to dividends with respect to shares of Class A Preferred Stock held in the trust, which rights will be exercised for the benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of Class A Preferred Stock have been transferred to the trustee must be repaid to us upon demand, and any dividend or other distribution declared but unpaid with respect to such shares will be rescinded as void. Any dividend or distribution so disgorged or rescinded will be paid to the trustee and held in trust for the charitable beneficiaries.

The trustee may sell the Class A Preferred Stock held in the trust to a person, designated by the trustee, whose ownership of the Class A Preferred Stock will not violate the Ownership Limit. Upon such sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Transferee and to the charitable beneficiary as described herein. The Prohibited Transferee will receive the lesser of (1) the price paid by the Prohibited Transferee for the shares, or if the Prohibited Transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price of such shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any proceeds in excess of the amount payable to the Prohibited Transferee will be payable to the charitable beneficiaries.

In addition, shares of Class A Preferred Stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we or our designee accepts such offer.

If our Board of Directors or a committee thereof determines that a transfer or proposed transfer of shares of Class A Preferred Stock violates or will violate the Ownership Limit or certain other provisions of our charter prohibiting transfers that may have the effect of causing us to lose our REIT status, our Board of Directors or a committee thereof is empowered to take any action it deems advisable to refuse to give effect to or to prevent such transfer, including causing us to redeem such shares at the then current market price and on such other terms and conditions as our Board of Directors may determine (including by means of the issuance of long-term indebtedness for the purpose of such redemption) and demanding the repayment of any dividends received in respect of such shares. In addition, our Board of Directors may take such action as it determines to be advisable to maintain our status as a REIT, including reducing the Ownership Limit in the event of a change in law.

All certificates representing Class A Preferred Stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lesser percentage prescribed in regulations under the Internal Revenue Code of 1986, as amended (the “Code”)) of the outstanding shares of Class A Preferred Stock, within 30 days after January 1 of each year, is required to give written notice to us stating the name and address of such owner, the number of shares of Class A Preferred Stock that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner is required to provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the Ownership Limit. In addition, each stockholder is required to provide to us such information as we may request, in our sole discretion, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental agency to determine any such compliance or to ensure compliance with the Ownership Limit.

The other classes and series of our preferred stock have restrictions on ownership and transfer similar to those described above.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain federal income tax considerations supplements, and where applicable supersedes, the discussion set forth under the heading “Material United States Federal Income Tax Considerations” in the accompanying prospectus and is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our stock in light of their personal investment or tax circumstances.

EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF CLASS A PREFERRED STOCK AND OF THE COMPANY’S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Distributions on Class A Preferred Stock

For a discussion of the treatment of dividends and other distributions with respect to the shares of the Class A Preferred Stock, see “Material United States Federal Income Tax Considerations — Taxation of Stockholders — Taxable Domestic Stockholders,” “Material United States Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders” and “Material United States Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Foreign Stockholders” in the accompanying prospectus. In determining the extent to which a distribution with respect to the Class A Preferred Stock constitutes a dividend for tax purposes, the earnings and profits of Aimco will be allocated, on a pro rata basis, first to distributions with respect to any class of preferred stock, and then to Class A common stock.

Redemption of Class A Preferred Stock

For a discussion of the treatment of redemptions with respect to the shares of the Class A Preferred Stock, see “Material United States Federal Income Tax Considerations — Taxation of Stockholders — Taxable Domestic Stockholders — Dispositions of Aimco Stock” in the accompanying prospectus.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, the underwriter, Wells Fargo Securities, LLC, has agreed to purchase, and we have agreed to sell to the underwriter,              shares of Class A Preferred Stock.

The underwriting agreement provides that the obligations of the underwriter to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all the shares (other than those covered by the option to purchase additional shares described below) if the underwriter purchases any of the shares.

The underwriter initially proposes to offer the shares of Class A Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at a price that represents a concession not in excess of $         per share below the public offering price. The underwriter may allow, and such dealers may re-allow, a concession not in excess of $         per share to certain dealers. If the shares are not sold at the initial price to the public, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The following table summarizes the compensation we will pay the underwriter in connection with this offering.

	Per Share	Total (Without Over- Allotment Option)	Total (With Over- Allotment Option)
Initial price to public	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount referred to above, will be $        .

If the underwriter sells more shares than the total number set forth above, we have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to              additional shares to cover over-allotments, if any, at the same price per share as the other shares purchased by the underwriter in this offering. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We have agreed not to issue, sell or transfer any shares of Class A Preferred Stock or other preferred shares or any preferred securities of ours that are substantially similar to the Class A Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, any such substantially similar securities for a period of 30 days after the date of this prospectus supplement without the prior written consent of Wells Fargo Securities, LLC, except for the shares of Class A Preferred Stock issued in this offering. Wells Fargo Securities, LLC may, in its sole discretion and at any time or from time to time, without notice, release all or any of the shares or other securities subject to this lock-up provision.

There is no established trading market for our Class A Preferred Stock. We intend to file an application to list the Class A Preferred Stock on the NYSE under the symbol “AIVPrA.” If the application is approved, we expect that trading of the Class A Preferred Stock on the NYSE will begin within 30 days after the date of initial delivery of the shares. We have been advised by the underwriter that it intends to make a market in the Class A Preferred Stock, but it is not obligated to do so and may discontinue market-making at any time without notice.

In connection with the offering and to the extent permitted by SEC rules, the underwriter may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriter of a greater number of shares than it is required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriter’s option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriter’s option to purchase additional shares.

•

Covering transactions involve purchases of shares either pursuant to the underwriter’s option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriter must purchase shares in the open market after the distribution has been completed or must exercise its option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through its option.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the shares. It may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Conflicts of Interest

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter or its affiliates from time to time perform investment banking and other financial services for us and our affiliates for which they receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, is the syndication agent under the revolving credit facility. As described herein under “Use of Proceeds,” net proceeds from this offering will be used to repay indebtedness under our revolving credit facility.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of preferred stock to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of preferred stock in any member state of the European Economic Area which has implemented the Prospectus Directive (each, a “relevant member state”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of preferred stock. Accordingly any person making or intending to make an offer in that relevant member state of preferred stock which are the subject of the placement contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriter have authorized, nor do they authorize, the making of any offer of preferred stock in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (i) persons who are outside the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The shares of preferred stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the preferred stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

The underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Finance Service and Market Act 2000 (“FSMA”) received by it in connection with the issue or sale of the preferred stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

EXPERTS

The consolidated financial statements of Aimco appearing in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2013 (including the schedule appearing therein), and the effectiveness of Aimco’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, has passed upon certain tax matters for us. The validity of the Class A Preferred Stock is being passed upon for us by DLA Piper LLP (US), Baltimore, Maryland. Jones Day will pass upon certain legal matters in connection with this offering for the underwriter.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Aimco, that is available over the Internet at http://www.sec.gov. General information about us, including our press releases, SEC filings and annual reports, is available at no charge through our website at www.aimco.com. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not a part of these filings.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that Aimco has filed with the SEC:

•

Annual Report on Form 10-K for the year ended December 31, 2013 (including the information incorporated therein by reference to the Definitive Proxy Statement for Aimco’s 2014 Annual Meeting of Stockholders);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014;

•	Current Report on Form 8-K, filed with the SEC on April 9, 2014; and

•

the description of Aimco’s capital stock contained in the Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or reports filed for the purpose of updating such description.

Any documents Aimco files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the Class A Preferred Stock to which this prospectus supplement relates will automatically be deemed to be incorporated by reference into this prospectus supplement and accompanying prospectus and be deemed a part of this prospectus supplement and accompanying prospectus from the date of filing such documents, except to the extent any information included in or attached to such documents has been furnished, but not filed, with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such Current Report.

You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

Corporate Secretary

Apartment Investment and Management Company

4582 South Ulster Street

Suite 1100

Denver, Colorado 80237

(303) 757-8101

PROSPECTUS

Apartment Investment and

Management Company

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

Guarantees

AIMCO Properties, L.P.

Debt Securities

We may offer, issue and sell, from time to time, together or separately, debt securities of Apartment Investment and Management Company or AIMCO Properties, L.P., and preferred stock, Class A common stock, warrants and guarantees of Apartment Investment and Management Company. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The applicable prospectus supplement may also add, update or change information contained in this prospectus. Apartment Investment and Management Company’s Class A common stock is listed on the New York Stock Exchange under the symbol “AIV.” If any other securities offered hereby will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2014

In this prospectus, except as otherwise indicated or the context otherwise requires, the terms “Company,” “we,” “us” and “our” refer to Apartment Investment and Management Company and all entities included in our consolidated financial statements.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under the shelf registration process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

You may obtain from the SEC, through the SEC’s website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.aimco.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below and any filings that Apartment Investment and Management Company or AIMCO Properties, L.P. makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the completion of the offering of all the securities covered by the applicable prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

•	Apartment Investment and Management Company’s and AIMCO Properties, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2013 (including the information incorporated therein by reference to the Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders of Apartment Investment and Management Company); and

•	the description of Apartment Investment and Management Company’s capital stock contained in its Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of these filings or any future filings that are incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address and telephone number:

Corporate Secretary

Apartment Investment and Management Company

4582 South Ulster Street

Suite 1100

Denver, Colorado 80237

(303) 757-8101

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus filed by us with the SEC, and any information about the terms of securities conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than its date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements,” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements. These may include, without limitation, statements regarding: our ability to maintain current or meet projected occupancy; rental rates and property operating results; the effect of acquisitions, dispositions, developments and redevelopments; our ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to our development and redevelopment projects; and our ability to comply with debt covenants, including financial coverage ratios.

Actual results may differ materially from those described in these forward-looking statements and, in addition, may be affected by a variety of risks and factors, some of which are beyond our control, including, without limitation: financing risks, including the availability and cost of financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that our earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect us and interpretations of those regulations; the competitive environment in which we operate; the timing of acquisitions, dispositions, developments and redevelopments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently owned or previously owned by us. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review our financial statements and the notes thereto, as well as the section entitled “Risk Factors” described in Item 1A of the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed by Apartment Investment and Management Company and AIMCO Properties, L.P. and the other documents we file from time to time with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

AIMCO AND THE AIMCO OPERATING PARTNERSHIP

Apartment Investment and Management Company, or Aimco, is a Maryland corporation incorporated on January 10, 1994. Aimco is a self-administered and self-managed real estate investment trust, or REIT. AIMCO Properties, L.P., or the Aimco Operating Partnership, is a Delaware limited partnership formed on May 16, 1994, to conduct our business, which is focused on the ownership, management and redevelopment of quality apartment communities located in the largest coastal and job growth markets of the United States.

Aimco, through its wholly-owned subsidiaries, AIMCO-GP, Inc. and AIMCO-LP Trust, owns a majority of the ownership interests in the Aimco Operating Partnership. Aimco conducts all of its business and owns all of its assets through the Aimco Operating Partnership. Interests in the Aimco Operating Partnership that are held by limited partners other than Aimco are referred to as “OP Units.” OP Units include common partnership units, high performance partnership units and partnership preferred units, which we refer to as common OP Units, HPUs and preferred OP Units, respectively. We also refer to HPUs as common partnership unit equivalents. At December 31, 2013, after eliminations for units held by consolidated entities, the Aimco Operating Partnership had 153,837,804 common partnership units and equivalents outstanding. At December 31, 2013, Aimco owned 145,917,387 of the common partnership units (94.9% of the outstanding common partnership units and equivalents of the Aimco Operating Partnership) and Aimco had outstanding an equal number of shares of its Class A common stock.

As of December 31, 2013, our real estate portfolio consisted of 236 apartment communities with 60,553 apartment homes.

Our principal executive offices are located at 4582 South Ulster Street, Suite 1100, Denver, Colorado 80237 and our telephone number is (303) 757-8101.

RISK FACTORS

Investing in our securities involves various risks. You should carefully consider any risk factors set forth or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus and in the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under “Risk Factors” in Item 1A of the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed by Aimco and the Aimco Operating Partnership, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness, the financing of future acquisitions (which may include acquisitions of real properties, interests therein or real estate-related securities) and the financing of improvements or expansion of properties. Pending the use thereof, we intend to invest any net proceeds in short-term, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

The table below reflects Aimco’s ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for each of the years ended December 31, 2013, 2012, 2011, 2010 and 2009. The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and partnership preferred unit distributions for the Aimco Operating Partnership are the same as the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends, respectively, for such periods.

	For the Year Ended December 31,
	2013	2012		2011		2010		2009
Ratio of earnings to fixed charges(1)	1.05		(3)		(3)		(3)		(3)
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	1.04		(4)		(4)		(4)		(4)

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, “earnings” consists of income (loss) from continuing operations before taxes and income or loss from equity investees plus fixed charges (other than any interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership), amortization of capitalized interest and distributed income of equity investees; and “fixed charges” consists of interest expense, the estimate of interest within rental expense, interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership.
(2)	The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, “earnings” consists of income (loss) from continuing operations before taxes and income or loss from equity investees plus fixed charges (other than any interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership), amortization of capitalized interest and distributed income of equity investees; “fixed charges” consists of interest expense, the estimate of interest within rental expense, interest that has been capitalized and distributions paid on preferred units of the Aimco Operating Partnership; and “preferred stock dividends” consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.
(3)	During the fiscal years ended December 31, 2012, 2011, 2010 and 2009, earnings were insufficient to cover fixed charges by $31.4 million, $135.7 million, $161.8 million and $200.9 million, respectively.

(4)	During the fiscal years ended December 31, 2012, 2011, 2010 and 2009, earnings were insufficient to cover fixed charges and preferred stock dividends by $81.3 million, $181.5 million, $215.4 million and $251.4 million, respectively.

DESCRIPTION OF AIMCO DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of the debt securities of Aimco. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to such securities will be described in the applicable prospectus supplement.

The debt securities of Aimco may be issued, from time to time, in one or more series, and will constitute either senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be issued from time to time under an indenture to be entered into between Aimco and a trustee to be named in the applicable prospectus supplement. Forms of these indentures are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). Capitalized terms used in this section that are not defined in this prospectus are defined in the indenture to which they relate. The statements made under this heading about the debt securities and the indentures are summaries of their material provisions and are not complete. These statements are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the debt securities, including definitions of certain terms.

The debt securities will be direct, unsecured obligations of Aimco. The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that such debt securities may be issued thereunder from time to time in one or more series. Under the indentures, Aimco will have the ability to issue debt securities with terms different from those of debt securities previously issued by it, without the consent of the holders of such previously issued series of debt securities, in an aggregate principal amount determined by Aimco.

The applicable prospectus supplement or prospectus supplements relating to any senior subordinated debt securities or subordinated debt securities will set forth the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by the terms of such debt securities would be senior to such debt securities and any limitation on the issuance of additional senior indebtedness.

Debt securities may be issued and sold at a discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities, including securities issued with original issue discount, will be described in more detail in the applicable prospectus supplement.

Below is a description of some general terms of Aimco’s debt securities that may be specified in a prospectus supplement. You should read the applicable prospectus supplement for a description of the debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary with respect to such temporary or permanent global security and whether, and the circumstances under which, beneficial owners of interests in any such temporary or permanent global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable or the method of determination thereof;

•	the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such debt securities will be payable and the place or places where such debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;

•	the dates, if any, on which any interest on the debt securities will be payable, and the regular record date for any interest payable on any debt securities;

•	the right or obligation, if any, of Aimco to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•	whether such debt securities are convertible or exchangeable into other debt securities or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	any terms applicable to such debt securities which are issued at a discount, including the issue price thereof and the rate or rates at which original issue discount will accrue;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•	any special U.S. federal income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The applicable prospectus supplement will also describe the following terms of any series of senior subordinated debt securities or subordinated debt securities offered hereby:

•	the rights, if any, to defer payments of interest on such series of debt securities by extending the interest payment period, and the duration of such extensions;

•	the subordination terms of such series of debt securities; and

•	any special provisions for the payment of additional amounts with respect to the debt securities.

Since the operations of Aimco are currently conducted principally through its subsidiaries, Aimco’s cash flow and its consequent ability to service debt, including the debt securities, will depend, in large part, upon the earnings of its subsidiaries and the distribution of those earnings to Aimco, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to Aimco by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of Aimco to receive assets of any of the subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that Aimco is recognized as a creditor of such subsidiary, in which case the claims of Aimco would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Aimco.

Conversion or Exchange

No series of debt securities that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

Form, Exchange, Registration and Transfer

A series of debt securities may be issued solely as registered debt securities. A series of debt securities may be issuable in whole or in part in the form of one or more global debt securities, as described below under “Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement, debt securities will be issuable in denominations of $1,000 and integral multiples thereof. Any series of debt securities will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Debt securities may be presented for exchange as provided above and, unless otherwise indicated in the applicable prospectus supplement, may be presented for registration of transfer, at the office or agency of Aimco designated as registrar or co-registrar with respect to such series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by Aimco upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Aimco intends initially to appoint the trustee for the particular series of debt securities as the registrar for such debt securities and the name of any different or additional registrar designated by Aimco with respect to the debt securities will be included in the prospectus supplement relating thereto. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by Aimco with respect to any series of debt securities, Aimco may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Aimco will be required to maintain a transfer agent in the Borough of Manhattan, the City of New York. Aimco may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption of any series of debt securities, Aimco will not be required to (1) issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, and interest, if any, on, debt securities will be made at the office of such paying agent or paying agents as Aimco may designate from time to time, except that, at the option of Aimco, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, the trustee for the debt securities being offered will be designated as Aimco’s sole paying agent for payments with respect to such debt securities. Any other paying agents initially designated by Aimco for the debt securities being offered will be named in the applicable prospectus supplement. Aimco may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Aimco will be required to maintain a paying agent in the Borough of Manhattan, The City of New York.

All moneys paid by Aimco to a paying agent for the payment of principal of, or interest, if any, on, any debt security that remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Aimco, and the holder of such debt security or any coupon will thereafter look only to Aimco for payment thereof.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable prospectus supplement. A global debt security may be issued only in registered form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for such debt security or to a nominee or successor of such depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for definitive debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on such global debt security and the specific terms of the depositary arrangement with respect to such global debt security.

Mergers and Sales of Assets

Aimco may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (1) the resulting, surviving or transferee person (if other than Aimco) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of Aimco under the debt securities and the indenture, and (2) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the indenture. Upon the assumption of Aimco’s obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, Aimco shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

Each indenture provides that, if an event of default specified therein shall have occurred and be continuing, with respect to each series of debt securities outstanding thereunder, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or, if any of the debt securities of such series were issued at a discount, such portion of the principal amount of such debt securities as may be specified by the terms thereof) of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

Under each indenture, an event of default is defined as, with respect to each series of debt securities outstanding thereunder, any of the following:

•	default in payment of the principal of any debt securities of such series;

•	default in payment of any interest on any debt securities of such series when due, continuing for 30 days (or 60 days, in the case of senior subordinated debt securities or subordinated debt securities);

•	default by Aimco in compliance with other agreements in the debt securities of such series or the indenture relating to the debt securities of such series upon the receipt of notice of such default given by the trustee for such debt securities or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series and Aimco’s failure to cure such default within 60 days after receipt of such notice;

•	certain events of bankruptcy or insolvency; and

•	any other event of default set forth in an applicable prospectus supplement with respect to the debt securities of such series.

The trustee shall give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided, that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or such debt securities, unless:

•	such holder shall have previously given the trustee written notice of a continuing event of default with respect to the debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee to pursue such remedy;

•	such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and

•	the trustee shall have failed to comply with the request within such 60-day period.

Notwithstanding the foregoing, the right of any holder of debt securities to receive payment of the principal of and interest in respect of such debt securities on the date specified in such debt securities as the fixed date on which an amount equal to the principal of such debt securities or an installment of principal thereof or interest thereon is due and payable (the “stated maturity” or “stated maturities”) or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (1) any default in any payment of the principal of, or interest on, any debt securities of such series or (2) any default in respect of certain covenants or provisions in the indenture that may not be modified without the consent of the holder of each of the outstanding debt securities of such series affected as described in “Modification and Waiver” below.

Each indenture provides that Aimco shall deliver to the trustee within 120 days after the end of each fiscal year of Aimco an officers’ certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

Aimco and the trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

•	to add to the covenants, agreements and obligations of Aimco for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the indenture upon Aimco;

•	to evidence the succession of another corporation, partnership or other entity to Aimco and the assumption by such corporation, partnership or other entity of the obligations of Aimco under the indenture and the debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that any such addition, change or elimination does not (1) apply to any debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (2) modify the rights of the holder of any such debt securities with respect to such provision;

•	to secure the debt securities; or

•	to make any other change that does not adversely affect the rights of any holder of debt securities.

Each indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by such supplemental indenture, Aimco and the trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture will, without the consent of the holder of each such outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security or any premium payable upon redemption or repurchase thereof, or reduce the amount of principal of any debt security that was issued at a discount and that would be due and payable upon declaration of acceleration of maturity thereof;

•	reduce the principal amount of, or the rate of interest on, any such debt security;

•	change the place or currency of payment of principal or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the above-stated percentage of holders of debt securities of any series necessary to modify or amend the indenture for such debt securities;

•	modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

•	in the case of senior subordinated debt securities or subordinated debt securities, amend or modify any of the provisions of such indenture relating to subordination of the debt securities in any manner adverse to the holders of such debt securities.

Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by Aimco with certain of the restrictive covenants described above with respect to the debt securities of such series.

Discharge and Defeasance

Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that Aimco may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of such series or depositing with the trustee, after such outstanding debt securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding debt securities of such series and paying all other sums payable under the indenture with respect to such series.

In addition, unless otherwise indicated in the applicable prospectus supplement, each indenture provides that Aimco,

•	shall be discharged from its obligations in respect of the debt securities of such series (“defeasance and discharge”), or

•	may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “Mergers and Sales of Assets,” and any such cessation shall not be an event of default with respect to the debt securities of such series.

In each case, at any time prior to the stated maturity or redemption thereof, when Aimco has irrevocably deposited with the trustee, in trust,

•	sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities of such series, or

•	such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government of the United States and that are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to stated maturity (or redemption) on, the debt securities of such series.

Upon such defeasance and discharge, the holders of the debt securities of such series shall no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series and replacement of lost, stolen or mutilated debt securities and shall look only to such deposited funds or obligations for payment. In addition, under present law such defeasance and discharge is likely to be treated as a redemption of the debt securities of that series prior to maturity in exchange for such money or United States government obligations. In that event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of such money and the fair market value of the United States government obligations deemed received and such holder’s tax basis in the debt securities deemed surrendered. Thereafter, each holder would likely be treated as if such holder held an undivided interest in the money (or investments made therewith) or the United States government obligations (or investments made with interest received therefrom), would generally be subject to tax liability in respect of interest income and/or original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of such assets or obligations. Although tax might be owed, the holder of a defeased debt security would not receive any cash until the maturity or an earlier redemption of the debt security (except for current payments of interest on the debt securities of that issue). Such tax treatment could affect the purchase price that a holder would receive upon the sale of the debt securities. Holders are urged to consult their tax advisors with respect to the tax treatment of defeasance of any debt securities.

The Trustees

The trustee for any debt securities will be named in the applicable prospectus supplement. Each trustee will be permitted to engage in other transactions with Aimco and each of its subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF AIMCO OPERATING PARTNERSHIP DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of the debt securities of the Aimco Operating Partnership to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities may be issued by the Aimco Operating Partnership, from time to time, in one or more series, and will constitute either senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be issued under an indenture to be entered into among the Aimco Operating

Partnership, Aimco (as guarantor, if applicable) and a trustee to be named in the applicable prospectus supplement. Forms of these indentures are filed as exhibits to the Registration Statement that include this prospectus. The indentures will be subject to and governed by the TIA. Capitalized terms used in this section that are not defined in this prospectus are defined in the indenture to which they relate. The statements made under this heading about the debt securities and the indentures are summaries of their material provisions and are not complete. These statements are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the debt securities, including the definitions of certain terms.

The debt securities issued by the Aimco Operating Partnership will not be convertible. Aimco will fully and unconditionally guarantee the payment obligations on all debt securities issued by the Aimco Operating Partnership unless, at the time of sale, at least one nationally recognized statistical rating organization (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934) has rated such debt securities in one of its generic rating categories which signifies investment grade.

The debt securities will be direct, unsecured obligations of the Aimco Operating Partnership. The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that such debt securities may be issued thereunder from time to time in one or more series. Under the indentures, the Aimco Operating Partnership will have the ability to issue debt securities with terms different from those of debt securities previously issued by it, without the consent of the holders of such previously issued series of debt securities, in an aggregate principal amount determined by the Aimco Operating Partnership.

The applicable prospectus supplement or prospectus supplements relating to any senior subordinated debt securities or subordinated debt securities will set forth the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by the terms of such debt securities would be senior to such debt securities and any limitation on the issuance of additional senior indebtedness.

Debt securities may be issued and sold at a discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities, including debt securities issued with original issue discount, will be described in more detail in any applicable prospectus supplement. Even if debt securities are not issued at a discount below their principal amount, such debt securities may, for U.S. federal income tax purposes, be deemed to have been issued with original issue discount because of certain interest payment characteristics, as set forth in any applicable prospectus supplement. In addition, special U.S. federal tax considerations or other restrictions or terms applicable to any debt securities offered exclusively to United States aliens or denominated in a currency other than United States dollars will be set forth in a prospectus supplement relating thereto.

Below is a description of some general terms of the Aimco Operating Partnership’s debt securities which may be specified in a prospectus supplement. You should read the applicable prospectus supplement for a description of the debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities may be represented initially by a debt security in temporary or permanent global form, and if so, the initial depositary with respect to such temporary or permanent global debt security and whether, and the circumstances under which, beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable or the method of determination thereof;

•	the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such debt securities will be payable and the place or places where such debt securities may be presented for transfer;

•	the rate or rates at which the debt securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;

•	the dates, if any, on which any interest on the debt securities will be payable, and the regular record date for any interest payable on any debt securities;

•	the right or obligation, if any, of the Aimco Operating Partnership to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

•	any terms applicable to such debt securities which are issued at a discount, including the issue price thereof and the rate or rates at which original issue discount will accrue;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•	any special U.S. federal income tax considerations applicable to the debt securities;

•	whether the debt securities will be guaranteed by Aimco and the terms of any such guarantee; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture.

The applicable prospectus supplement will also describe the following terms of any series of senior subordinated debt securities or subordinated debt securities offered hereby:

•	the rights, if any, to defer payments of interest on such series of debt securities by extending the interest payment period, and the duration of such extensions;

•	the subordination terms of such series of debt securities; and

•	any special provisions for the payment of additional amounts with respect to the debt securities.

Since the operations of the Aimco Operating Partnership are currently conducted principally through its subsidiaries, the Aimco Operating Partnership’s cash flow and its consequent ability to service debt, including the debt securities, will be dependent, in large part, upon the earnings of the subsidiaries and the distribution of those earnings to the Aimco Operating Partnership, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to the Aimco Operating Partnership by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of the Aimco Operating Partnership to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that the Aimco Operating Partnership is recognized as a creditor of such subsidiary, in which case the claims of the Aimco Operating Partnership would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Aimco Operating Partnership.

Form, Exchange, Registration and Transfer

A series of debt securities may be issued solely as registered debt securities. A series of debt securities may be issuable in whole or in part in the form of one or more global debt securities, as described below under “Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement, debt securities will be issuable in denominations of $1,000 and integral multiples thereof. Any series of debt securities will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

Debt securities may be presented for exchange as provided above and, unless otherwise indicated in the applicable prospectus supplement, may be presented for registration of transfer, at the office or agency of the Aimco Operating Partnership designated as registrar or co-registrar with respect to such series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by the Aimco Operating Partnership upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Aimco Operating Partnership intends initially to appoint the trustee for the particular series of debt securities as the registrar for such debt securities and the name of any different or additional registrar designated by the Aimco Operating Partnership with respect to the debt securities will be included in the prospectus supplement relating thereto. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by the Aimco Operating Partnership with respect to any series of debt securities, the Aimco Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Aimco Operating Partnership will be required to maintain a transfer agent in the Borough of Manhattan, the City of New York. The Aimco Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any partial redemption of debt securities of any series, the Aimco Operating Partnership will not be required to (1) issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, and interest, if any, on, debt securities will be made at the office of such paying agent or paying agents as the Aimco Operating Partnership may designate from time to time, except that, at the option of the Aimco Operating Partnership, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, the trustee for the debt securities being offered will be designated as the Aimco Operating Partnership’s sole paying agent for payments with respect to the debt securities. Any other paying agents initially designated by the Aimco Operating Partnership for the debt securities being offered will be named in the applicable prospectus supplement. The Aimco Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Aimco Operating Partnership will be required to maintain a paying agent in the Borough of Manhattan, The City of New York.

All moneys paid by the Aimco Operating Partnership to a paying agent for the payment of principal of, or interest, if any, on, any debt security that remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Aimco Operating Partnership, and the holder of such debt security or any coupon will thereafter look only to the Aimco Operating Partnership for payment thereof.

Guarantees

If the Aimco Operating Partnership issues any debt securities that are rated below investment grade at the time of issuance, Aimco will fully and unconditionally guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, premium, if any, and interest on such debt securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantees relating to a series of debt securities will be set forth in the prospectus supplement relating to such debt securities.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable prospectus supplement. A global debt security may be issued only in registered form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for such debt security or to a nominee or successor of such depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global debt security may exchange such interests for definitive debt securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on such global debt security and the specific terms of the depositary arrangement with respect to such global debt security.

Mergers and Sales of Assets

The Aimco Operating Partnership may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (1) the resulting, surviving or transferee person (if other than the Aimco Operating Partnership) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of the Aimco Operating Partnership under the debt securities and the indenture, and (2) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the indenture. Upon the assumption of the Aimco Operating Partnership’s obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, the Aimco Operating Partnership shall be discharged from all obligations under the debt securities and the indenture.

Events of Default

Each indenture provides that, if an event of default specified therein shall have occurred and be continuing, with respect to each series of debt securities outstanding thereunder, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or, if any of the debt securities of such series were issued at a discount, such portion of the principal amount of such debt securities as may be specified by the terms thereof) of the debt securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind such a declaration.

Under each indenture, an event of default is defined as, with respect to each series of debt securities outstanding thereunder, any of the following:

•	default in payment of the principal of any debt securities of such series;

•	default in payment of any interest on any debt securities of such series when due, continuing for 30 days (or 60 days, in the case of senior subordinated debt securities or subordinated debt securities);

•	default by the Aimco Operating Partnership (or Aimco, in the case of a guarantee of such debt securities) in compliance with its other agreements in the debt securities of such series or the indenture relating to the debt securities of such series upon the receipt of notice of such default given by the trustee for such debt securities or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series and the failure of the Aimco Operating Partnership (or Aimco, in the case of a guarantee of such debt securities) to cure such default within 60 days after receipt of such notice;

•	certain events of bankruptcy or insolvency; and

•	any other event of default set forth in an applicable prospectus supplement with respect to the debt securities of such series.

The trustee shall give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided, that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that such direction shall not be in conflict with any law or the indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the indenture or such debt securities, unless:

•	such holder shall have previously given the trustee written notice of a continuing event of default with respect to the debt securities of such series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made a written request to the trustee to pursue such remedy;

•	such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee;

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and

•	the trustee shall have failed to comply with the request within such 60-day period.

Notwithstanding the foregoing, the right of any holder of debt securities to receive payment of the principal of and interest in respect of such debt securities on the date specified in such debt securities as the fixed date on which an amount equal to the principal of such debt securities or an installment of principal thereof or interest thereon is due and payable (the “stated maturity” or “stated maturities”) or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to such series and its consequences, other than (1) any default in any payment of the principal of, or interest on, any debt securities of such series or (2) any default in respect of certain covenants or provisions in the indenture that may not be modified without the consent of the holder of each of the outstanding debt securities of such series affected as described in “Modification and Waiver” below.

Each indenture provides that the Aimco Operating Partnership shall deliver to the trustee within 120 days after the end of each fiscal year of the Aimco Operating Partnership an officers’ certificate stating whether or not the signers know of any default that occurred during such period.

Modification and Waiver

The Aimco Operating Partnership and the trustee may execute a supplemental indenture without the consent of the holders of the debt securities:

•	to add to the covenants, agreements and obligations of the Aimco Operating Partnership for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the indenture upon the Aimco Operating Partnership;

•	to evidence the succession of another corporation, partnership or other entity to the Aimco Operating Partnership and the assumption by such corporation, partnership or other entity on of the obligations of the Aimco Operating Partnership under the indenture and the debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that any such addition, change or elimination does not (1) apply to any debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (2) modify the rights of the holder of any such debt securities with respect to such provision;

•	to secure the debt securities; or

•	to make any other change that does not adversely affect the rights of any holder of debt securities.

Each indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by such supplemental indenture, the Aimco Operating Partnership and the trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series; provided that no such supplemental indenture will, without the consent of the holder of each such outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security or any premium payable upon redemption or repurchase thereof, or reduce the amount of principal of any debt security that was issued at a discount and that would be due and payable upon declaration of acceleration of maturity thereof;

•	reduce the principal amount of, or the rate of interest on, any such debt security;

•	change the place or currency of payment of principal or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the above-stated percentage of holders of debt securities of any series necessary to modify or amend the indenture for such debt securities;

•	modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

•	in the case of senior subordinated debt securities or subordinated debt securities, amend or modify any of the provisions of such indenture relating to subordination of the debt securities in any manner adverse to the holders of such debt securities.

Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by the Aimco Operating Partnership with certain of the restrictive covenants described above with respect to the debt securities of such series.

Discharge and Defeasance

Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that the Aimco Operating Partnership may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of such series or depositing with the trustee, after such outstanding debt securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding debt securities of such series and paying all other sums payable under the indenture with respect to such series.

In addition, unless otherwise indicated in the applicable prospectus supplement, each indenture provides that the Aimco Operating Partnership,

•	shall be discharged from its obligations in respect of the debt securities of such series (“defeasance and discharge”), or

•	may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “Mergers and Sales of Assets,” and any such cessation shall not be an event of default with respect to the debt securities of such series.

In each case, at any time prior to the stated maturity or redemption thereof, when the Aimco Operating Partnership has irrevocably deposited with the trustee, in trust,

•	sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities of such series, or

•	such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government of the United States and that are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to stated maturity (or redemption) on, the debt securities of such series.

Upon such defeasance and discharge, the holders of the debt securities of such series shall no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series and replacement of lost, stolen or mutilated debt securities and shall look only to such deposited funds or obligations for payment. In addition, under present law such defeasance and discharge is likely to be treated as a redemption of the debt securities of that series prior to maturity in exchange for such money or United States government obligations. In that event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of such money and the fair market value of the United States government obligations deemed received and such holder’s tax basis in the debt securities deemed surrendered. Thereafter, each holder would likely be treated as if such holder held an undivided interest in the money (or investments made therewith) or the United States government obligations (or investments made with interest received therefrom), would generally be subject to tax liability in respect of interest income and/or original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of such assets or obligations. Although tax might be owed, the holder of a defeased debt security would not receive any cash until the maturity or an earlier redemption of the debt security (except for current payments of interest on the debt securities of that issue). Such tax treatment could affect the purchase price that a holder would receive upon the sale of the debt securities. Holders are urged to consult their tax advisors with respect to the tax treatment of defeasance of any debt securities.

The Trustees

The trustee for any debt securities will be named in the applicable prospectus supplement. Each trustee will be permitted to engage in other transactions with the Aimco Operating Partnership and each of its subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

DESCRIPTION OF AIMCO PREFERRED STOCK

General

Under its charter, Aimco may issue, from time to time, shares of one or more classes or series of preferred stock, par value $0.01 per share. The following description sets forth certain general terms and provisions of the preferred stock. The particular terms of any class or series of preferred stock offered by any prospectus supplement, and the extent, if any, to which these general provisions may apply to the class or series of preferred stock so offered will be described in the applicable prospectus supplement. The following summary of the material provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, articles supplementary relating to a specific class or series of preferred stock, which will be in the form filed as an exhibit to or incorporated by reference in the Registration Statement that includes this prospectus at or prior to the time of issuance of such series of preferred stock.

As of April 7, 2014, Aimco’s charter authorized the issuance of up to 510,587,500 shares of capital stock with a par value of $.01 per share, of which 4,800,240 shares were classified as preferred stock. As of April 7, 2014, there were 1,274,317 shares of our preferred stock issued and outstanding. The Board of Directors of Aimco is authorized to issue shares of preferred stock, in one or more classes or series, and may classify and reclassify any shares of its unissued capital stock into shares of preferred stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock, including, but not limited to, ownership restrictions consistent with the ownership limit with respect to each class or series of capital stock, and the number of shares constituting each class or series, and to increase or decrease the number of shares of any such class or series, to the extent permitted by the Maryland General Corporation Law, or MGCL, and Aimco’s charter.

Aimco’s Board of Directors is authorized to determine for each class or series of preferred stock, and the applicable prospectus supplement will set forth with respect to each class or series that may be issued and sold pursuant hereto:

•	the designation of such shares and the number of shares that constitute such class or series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of such class or series and the priority as to payment of dividends with respect to other classes or series of capital stock of Aimco;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights of the shares;

•	the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Aimco and any other rights of the shares of such class or series upon any liquidation or winding up of Aimco;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Aimco;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other debt or equity securities of Aimco;

•	whether the shares of such class or series of preferred stock will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to such class or series of preferred stock; and

•	the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such class or series of preferred stock not inconsistent with Aimco’s charter and Maryland law.

Convertibility

No class or series of preferred stock that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

Dividends

Holders of shares of preferred stock, are entitled to receive, when and as declared by Aimco’s Board of Directors, out of funds legally available therefor, dividends payable at such dates and at such rates, if any, as set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, each class or series of preferred stock that may be issued and sold pursuant hereto will rank junior as to dividends to any class or series preferred stock that may be issued in the future that is expressly made senior as to dividends. If at any time Aimco has failed to pay accrued dividends on any such senior preferred stock at the time such dividends are payable, Aimco may not pay any dividend on junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until such accumulated but unpaid dividends on such senior preferred stock have been paid or set aside for payment in full by Aimco.

Unless otherwise set forth herein or in the applicable prospectus supplement relating to any class or series of preferred stock that may be issued and sold pursuant hereto, no dividends (other than dividends payable in common stock, or other capital stock ranking junior to the preferred stock of any class or series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon any common stock, or any other capital stock of Aimco ranking junior to or on a parity with the preferred stock of such class or series as to dividends, nor shall any common stock or any other capital stock of Aimco ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Aimco (except by conversion into or exchange for other capital stock of Aimco ranking junior to the preferred stock of such series as to dividends and upon liquidation) unless:

•	if such class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; and

•	if such class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the preferred stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment.

The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

Redemption and Sinking Fund

No class or series of preferred stock that may be issued and sold pursuant hereto will be redeemable or be entitled to receive the benefit of a sinking fund, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions thereof, including the dates and redemption prices of any such redemption, any conditions thereto, and any other redemption or sinking fund provisions.

Liquidation Rights

Unless otherwise set forth herein or in the applicable prospectus supplement, in the event of any liquidation, dissolution or winding up of Aimco, the holders of shares of each class or series of preferred stock that may be issued and sold pursuant hereto are entitled to receive out of assets of Aimco available for distribution to stockholders, before any distribution of assets is made to holders of any other shares of preferred stock ranking junior to such class or series of preferred stock as to rights upon liquidation, dissolution or winding up, or holders of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for such class or series of preferred stock plus any dividends accumulated and accrued but unpaid to the date of final distribution; but the holders of each class or series of preferred stock will not be entitled to receive the liquidating distribution of, or such dividends on, such shares until the liquidation preference of any shares of Aimco’s capital stock ranking senior to such class or series of preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of Aimco, the amounts payable with respect to any class or series of preferred stock, and any other preferred stock ranking as to any such distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a class or series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of assets by Aimco. For these purposes, neither a consolidation or merger of Aimco with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of Aimco.

Voting Rights

Holders of preferred stock that may be issued and sold pursuant hereto will not have any voting rights except as set forth below or in the applicable prospectus supplement or as otherwise from time to time required by law. Whenever dividends on any applicable class or series of preferred stock or any other class or series of stock ranking on a parity with the applicable class or series of preferred stock with respect to the payment of dividends shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such class or series of preferred stock (voting separately as a class with all other classes and series of preferred stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of Aimco at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such class or series of preferred stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such preferred stock shall terminate immediately upon the termination of the right of the holders of such preferred stock to vote for directors. Unless otherwise set forth in the applicable prospectus supplement, holders of shares of preferred stock that may be issued and sold pursuant hereto will have one vote for each share held.

So long as any shares of any class or series of preferred stock remain outstanding, Aimco shall not, without the consent of holders of at least two-thirds of the shares of such class or series of preferred stock outstanding at the time, voting separately as a class with all other classes and series of preferred stock of Aimco upon which like voting rights have been conferred and are exercisable:

•	issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding preferred stock as to dividends or upon liquidation; or

•	amend, alter or repeal the provisions of Aimco’s charter relating to such classes or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of preferred stock or the holders thereof;

provided, however, that any increase in the amount of the authorized common stock, or preferred stock or any increase or decrease in the number of shares of any class or series of preferred stock or the creation and issuance of other series of common stock, or preferred stock ranking on a parity with or junior to preferred stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

Restrictions on Ownership and Transfer

Preferred stock that may be issued and sold pursuant hereto may have restrictions on its ownership and transfer.

Miscellaneous

The holders of preferred stock will have no preemptive rights. The preferred stock that may be issued and sold pursuant hereto, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of preferred stock redeemed or otherwise reacquired by Aimco shall resume the status of authorized and unissued shares of preferred stock undesignated as to class or series except as may be set forth in the applicable prospectus supplement, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on, and the redemption or repurchase of, any class or series of preferred stock may be restricted by loan agreements, indentures and other agreements entered into by Aimco. The applicable accompanying prospectus supplement will describe any material contractual restrictions on such dividend payments.

No Other Rights

The shares of a class or series of preferred stock that may be issued and sold pursuant hereto will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement or Aimco’s charter or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent and registrar for each class or series of preferred stock that may be issued and sold pursuant hereto will be designated in the applicable prospectus supplement.

DESCRIPTION OF AIMCO CLASS A COMMON STOCK

General

As of April 7, 2014, Aimco’s charter authorized the issuance of up to 510,587,500 shares of capital stock with a par value of $.01 per share, of which 505,787,260 shares were classified as Class A common stock. As of April 7, 2014, there were 146,099,689 shares of Class A common stock issued and outstanding. The Class A common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “AIV.” Computershare Trust Company, N.A. serves as transfer agent and registrar of the Class A common stock.

Holders of the Class A common stock are entitled to receive dividends, if, when and as declared by Aimco’s Board of Directors, out of funds legally available therefor. The holders of shares of Class A common stock, upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of Aimco, are entitled to receive ratably any assets remaining after payment in full of all liabilities of Aimco and any liquidation preferences of preferred stock. The shares of Class A common stock possess voting rights for the election of directors of Aimco and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of Class A common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of the shares of Class A common stock voting for the election of directors can elect all of the directors if they choose to do so and the holders of the remaining shares cannot elect any directors. Holders of shares of Class A common stock do not have preemptive rights, which means that they have no right to acquire any additional shares of Class A common stock that may be issued by Aimco at a subsequent date.

Restrictions on Ownership and Transfer

For Aimco to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of

12 months or during a proportionate part of a shorter taxable year. Because Aimco’s Board of Directors believes that it is essential for Aimco to continue to qualify as a REIT and to provide additional protection for Aimco’s stockholders in the event of certain transactions, Aimco’s Board of Directors has adopted provisions of the charter restricting the acquisition of shares of Class A common stock.

Subject to certain exceptions specified in the charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the outstanding shares of Class A common stock. For purposes of calculating the amount of stock owned by a given individual, the individual’s Class A common stock and OP Units are aggregated. Under certain conditions, Aimco’s Board of Directors may waive the ownership limit. However, in no event may such holder’s direct or indirect ownership of Class A common stock exceed 12% of the total outstanding shares of Class A common stock. As a condition of such waiver, the Aimco Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of Aimco. If shares of Class A common stock in excess of the ownership limit, or shares of Class A common stock that would cause the REIT to be beneficially owned by fewer than 100 persons, or that would result in Aimco being “closely held,” within the meaning of Section 856(h) of the Code, or that would otherwise result in Aimco failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Class A common stock transferred in excess of the ownership limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by Aimco. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the ownership limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (1) such transferee’s original purchase price (or the market value of such shares on the date of the violative transfer if purportedly acquired by gift or devise) and (2) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by Aimco for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that Aimco determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that Aimco’s Board of Directors determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class A common stock bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of Class A common stock must file a written statement or an affidavit with Aimco containing the information specified in the Aimco charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to Aimco in writing such information with respect to the direct, indirect and constructive ownership of shares as Aimco’s Board of Directors deems appropriate or necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

The ownership limitations may have the effect of precluding acquisition of control of Aimco by a third party unless Aimco’s Board of Directors determines that maintenance of REIT status is no longer in the best interests of Aimco.

PROVISIONS OF MARYLAND LAW APPLICABLE TO

PREFERRED STOCK AND CLASS A COMMON STOCK

Business Combinations

Under Maryland law, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or transfer or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, (1) 10% or more of the voting power of the corporation’s shares or (2) is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation (an “Interested Stockholder”), or an affiliate or associate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group, and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder or an affiliate or associate of the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation’s stockholders receive a specified minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. For purposes of determining whether a person is an Interested Stockholder of Aimco, ownership of OP Units will be treated as beneficial ownership of the shares of Class A common stock which may be issued in exchange for the OP Units when such OP Units are tendered for redemption. The Maryland business combination statute could have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offer. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the Board of Directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The Aimco Board of Directors has not passed such a resolution.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by an officer of the corporation or by directors who are employees of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power, except solely by virtue of a revocable proxy, in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not generally include shares the acquiring person is then entitled to vote that were acquired in good faith and as a result of having previously obtained stockholder approval. For purposes of determining whether a person or entity is an Interested Stockholder of Aimco, ownership of OP Units will be treated as beneficial ownership of the shares of Class A common stock which may be issued in exchange for the OP Units when such OP Units are tendered for redemption.

A “control share acquisition” means the acquisition, directly or indirectly, of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon the satisfaction of certain conditions (including delivery of an “acquiring person statement” and a written undertaking to pay certain of the corporation’s expenses of a special meeting), may compel the corporation’s Board of Directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself, at its option, present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may, at its option, redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, determined without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation’s charter or bylaws prior to the control share acquisition. No such exemption appears in Aimco’s charter or bylaws. The control share acquisition statute could have the effect of discouraging offers to acquire Aimco and of increasing the difficulty of consummating any such offer.

DESCRIPTION OF AIMCO WARRANTS

General

Aimco may issue, together with other securities registered herein or separately, warrants for the purchase of debt securities, preferred stock or Class A common stock. The warrants may be issued under a warrant agreement to be entered into between Aimco and a bank or trust company, as warrant agent, as set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. The warrant agent will act solely as an agent of Aimco in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The warrant agreement for each warrant, including the forms of certificates representing the warrants, will be filed as an exhibit to, or incorporated by reference in, the Registration Statement, which will include this prospectus, at or prior to the time of the issuance of such warrants.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of the material provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreement and warrant certificate, including the definitions therein of certain terms.

Aimco’s Board of Directors is authorized to determine, and the applicable prospectus supplement will set forth the terms of the warrants, the warrant agreement relating to such warrants, and the certificates representing such warrants, including:

•	the designation, aggregate principal amount and terms of the debt securities of Aimco, or the designation and terms of the preferred stock, if any, purchasable upon exercise of such warrants;

•	the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of any related securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the offering price of the warrants, if any;

•	the principal amount of debt securities of Aimco or the number of shares of preferred stock or Class A common stock purchasable upon exercise of each warrant and the price at which such principal amount of debt securities of Aimco or shares of preferred stock or Class A common stock may be purchased upon such exercise, or the method of determining such number and price;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	a discussion of U.S. federal income tax considerations applicable to the ownership or exercise of such warrants;

•	whether the warrants represented by the certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such warrants, if any; and

•	any other terms of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the debt securities of Aimco purchasable upon such exercise or to any dividend payments or voting rights that holders of the preferred stock or Class A common stock purchasable upon such exercise may be entitled to.

Each warrant will entitle the holder to purchase for cash such principal amount of debt securities of Aimco, or such number of shares of preferred stock or Class A common stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, Aimco will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in Aimco common stock. This summary does not discuss the consequences of an investment in shares of Aimco preferred stock, Aimco debt securities, Aimco Operating Partnership debt securities or warrants. The tax consequences of such an investment will be discussed in the applicable prospectus supplement. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), rulings issued by the IRS, and judicial decisions, all in effect as of the date of this information statement/prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary is also based on the assumptions that the operation of Aimco, Aimco Operating Partnership and the limited liability companies and limited partnerships in which they own controlling interests (collectively, the “Subsidiary Partnerships”) and any affiliated entities will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation which may be important to a particular investor, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, regulated investment companies, holders that receive Aimco stock through the exercise of stock options or otherwise as compensation, insurance companies, persons holding Aimco stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for U.S. federal income tax purposes). This summary assumes that investors will hold Aimco stock as a capital asset (generally, property held for investment). No advance ruling from the IRS has been or will be sought regarding any matter discussed in this prospectus. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

THE FEDERAL INCOME TAX TREATMENT OF A PARTICULAR HOLDER DEPENDS UPON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF AIMCO STOCK, AND OF AIMCO’S ELECTION TO BE SUBJECT TO TAX, FOR FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

Taxation of Aimco

The REIT provisions of the Internal Revenue Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

Aimco has elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1994, and Aimco intends to continue such election. Although Aimco believes that, commencing with Aimco’s initial taxable year ended December 31, 1994, Aimco was organized in conformity with the requirements for qualification as a REIT, and its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, no assurance can be given that Aimco has been or will remain so qualified. Such qualification and taxation as a REIT depends upon Aimco’s ability to meet, on a continuing basis, through actual annual operating results, asset ownership, distribution levels, and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code as discussed below. No assurance can be given that the actual results of Aimco’s operation for any one taxable year will satisfy such requirements. See “Material U.S. federal Income Tax Matters — Taxation of Aimco and Aimco Stockholders — Failure to Qualify.” No assurance can be given that the IRS will not challenge Aimco’s eligibility for taxation as a REIT.

Taxation of REITs in General

Provided Aimco qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to U.S. federal corporate income tax on its net income that is currently distributed to its stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level upon a distribution of dividends by the REIT.

Beginning in 2013, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends received by stockholders from Aimco or from other entities that are taxed as REITs are generally not eligible for this rate, and will continue to be taxed at rates applicable to ordinary income. See “— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “— Taxation of Stockholders.”

If Aimco qualifies as a REIT, it will nonetheless be subject to U.S. federal income tax in the following circumstances:

•	Aimco will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Aimco and its taxable REIT subsidiaries (as described below) if and to the extent that the IRS successfully asserts that the economic arrangements between Aimco and its taxable REIT subsidiaries are not comparable to similar arrangements between unrelated parties.

•	If Aimco has net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate. We do not anticipate receiving any income from foreclosure property.

•	If Aimco should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount based on the magnitude of the failure, adjusted to reflect the profit margin associated with Aimco’s gross income.

•	If Aimco should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintains its qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, it may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

•	If Aimco should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Aimco will be required to pay a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax was paid at the corporate level.

•	Aimco may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet the record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification — General.”

•	If Aimco acquires appreciated assets from a corporation that is not a REIT (i.e., a “subchapter C corporation”) in a transaction in which the adjusted tax basis of the assets in the hands of Aimco is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Aimco may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if Aimco subsequently recognizes gain on the disposition of any such asset during the ten-year period following its acquisition from the subchapter C corporation.

•	Certain of Aimco’s subsidiaries are subchapter C corporations, the earnings of which could be subject to Federal corporate income tax.

•	Aimco may be subject to the “alternative minimum tax” on its items of tax preference, including any deductions of net operating losses.

•	Aimco and its subsidiaries may be subject to a variety of taxes, including state, local and foreign income taxes, property taxes and other taxes on their assets and operations. Aimco could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation, but for the special Internal Revenue Code provisions applicable to REITs;

4.	that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities); and

7.	that meets other tests described below (including with respect to the nature of its income and assets).

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that the condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

Aimco believes that it has been organized, has operated and has issued sufficient shares of stock to satisfy conditions (1) through (7) inclusive. Aimco’s articles of incorporation provide certain restrictions regarding transfers of its shares, which are intended to assist Aimco in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that Aimco will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above.

To monitor Aimco’s compliance with the share ownership requirements, Aimco is generally required to maintain records regarding the actual ownership of its shares. To do so, Aimco must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by Aimco). A list of those persons failing or refusing to comply with this demand must be maintained as part of Aimco’s records. Failure by Aimco to comply with these record keeping requirements could subject it to monetary penalties. A stockholder who fails or refuses to comply with the demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Aimco satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below. A REIT’s proportionate share of a partnership’s assets and income is based on its capital interest in the partnership (except that for purposes of the 10% value test, described below, a REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and certain debt securities issued by the partnership). Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, Aimco’s proportionate share of the assets and items of income of the Subsidiary Partnerships will be treated as assets and items of income of Aimco for purposes of applying the REIT requirements described below. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Aimco’s Investments in Partnerships.”

Disregarded Subsidiaries. Aimco’s indirect interests in Aimco Operating Partnership and other Subsidiary Partnerships are held through wholly owned corporate subsidiaries of Aimco organized and operated as “qualified REIT subsidiaries” within the meaning of the Internal Revenue Code. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. If a REIT owns a qualified REIT subsidiary, that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. Each qualified REIT subsidiary, therefore, is not subject to U.S. federal corporate income taxation, although it may be subject to state or local taxation. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Aimco holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of Aimco ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than Aimco or another disregarded subsidiary of Aimco — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Aimco’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary (“TRS”). A TRS also includes any corporation, other than a REIT, with respect to which a TRS in which a REIT owns an interest owns securities possessing 35% of the total voting power or total value of the outstanding securities of such corporation. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. As a result, a parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the TRS is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains). As a taxable corporation, a TRS is required to pay regular U.S. federal income tax, and state and local income tax where applicable.

Certain of Aimco’s operations (including certain of its property management, asset management and risk management activities.) are conducted through its TRSs. Because Aimco is not required to include the assets and income of such TRSs in determining Aimco’s compliance with the REIT requirements, Aimco uses its TRSs to facilitate its ability to offer services and activities to its tenants that are not generally considered as qualifying REIT services and activities. If Aimco fails to properly structure and provide such nonqualifying services and activities through its TRSs, its ability to satisfy the REIT gross income requirement, and also its REIT status, may be jeopardized.

A TRS may generally engage in any business except the operation or management of a lodging or health care facility. The operation or management of a health care or lodging facility precludes a corporation from qualifying as a TRS. If any of Aimco’s TRSs were deemed to operate or manage a health care or lodging facility, they would fail to qualify as TRSs, and Aimco would fail to qualify as a REIT. Aimco believes that none of its TRSs operate or manage any health care or lodging facilities. However, the Internal Revenue Code provides little guidance as to the definition of a health care or lodging facility. Accordingly, there can be no assurance that the IRS will not contend that any of Aimco’s TRSs operate or manage a health care or lodging facility, disqualifying it from treatment as a TRS, and thereby resulting in the disqualification of Aimco as a REIT.

Several provisions of the Internal Revenue Code regarding arrangements between a REIT and a TRS seek to ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT owner. In addition, Aimco would be obligated to pay a 100% penalty tax on certain payments that it receives from, or on certain expenses deducted by, a TRS if the IRS were to successfully assert that the economic arrangements between Aimco and the TRS were not comparable to similar arrangements among unrelated parties.

A portion of the amounts to be used to fund distributions to stockholders may come from distributions made by Aimco’s TRSs to Aimco Operating Partnership, and interest paid by the TRSs on certain notes held by Aimco Operating Partnership. In general, TRSs pay U.S. federal, state and local income taxes on their taxable income at normal corporate rates. Any U.S. federal, state or local income taxes that Aimco’s TRSs are required to pay will reduce Aimco’s cash flow from operating activities and its ability to make payments to holders of its securities.

Income Tests

In order to maintain qualification as a REIT, Aimco annually must satisfy two gross income requirements:

•	First, at least 75% of Aimco’s gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as certain types of temporary investments.

•	Second, at least 95% of Aimco’s gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gains from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents received by Aimco directly or through the Subsidiary Partnerships will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, Aimco generally must not operate or manage the property (subject to certain exceptions) or furnish or render services to the tenants of such property, other than through an “independent contractor” from which Aimco derives no revenue. Aimco and its affiliates are permitted, however, to directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Aimco and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Aimco is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements.

Aimco manages certain apartment properties for third parties and affiliates through its TRSs. These TRSs receive management fees and other income. A portion of such fees and other income accrue to Aimco through distributions from the TRSs that are classified as dividend income to the extent of the earnings and profits of the TRSs. Such distributions will generally qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by Aimco from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

Any income or gain derived by Aimco directly or through its Subsidiary Partnerships from instruments that hedge certain risks, such as the risk of changes in interest rates, will not constitute gross income for purposes of the 75% or 95% gross income tests, provided that specified requirements are met. Such requirements include that the instrument hedge risks associated with indebtedness issued by Aimco or its Subsidiary Partnerships that is incurred to acquire or carry “real estate assets” (as described below under “— Asset Tests”), and the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

If Aimco fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will be generally available if Aimco’s failure to meet these tests was due to reasonable cause and not due to willful neglect, and Aimco attaches a schedule of the sources of its income to its tax return. It is not possible to state whether Aimco would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Aimco, Aimco will not qualify as a REIT. Even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which Aimco fails to satisfy the particular gross income test.

Asset Tests

Aimco, at the close of each calendar quarter of its taxable year, must also satisfy four tests relating to the nature of its assets:

•	First, at least 75% of the value of the total assets of Aimco must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Second, not more than 25% of Aimco’s total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities owned by Aimco may not exceed 5% of the value of Aimco’s total assets, Aimco may not own more than 10% of any one issuer’s outstanding voting securities, and Aimco may not own more than 10% of the total value of the outstanding securities of any one issuer. The 5% and 10% asset tests do not apply to securities of TRSs.

•	Fourth, the aggregate value of all securities of TRSs held by Aimco may not exceed 25% of the value of Aimco’s total assets.

Aimco believes that the value of the securities held by Aimco in its TRSs will not exceed, in the aggregate, 25% of the value of Aimco’s total assets and that Aimco’s ownership interests in its TRSs qualify under the asset tests set forth above.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Aimco believes that its holdings of securities and other assets comply, and will continue to comply, with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support Aimco’s conclusions as to the value of its assets, including Aimco Operating Partnership’s total assets and the value of Aimco Operating Partnership’s interest in the TRSs. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Aimco’s interests in its subsidiaries or in the securities of other issuers will cause a violation of the REIT asset requirements and loss of REIT status.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. One such provision allows a REIT which fails one or more of the asset tests to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision contained in the Internal Revenue Code applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If Aimco should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause Aimco to lose its REIT status if it (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of its assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of its assets. If the condition described in (2) were not satisfied, Aimco still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Annual Distribution Requirements

In order for Aimco to qualify as a REIT, Aimco is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

•	the sum of

(a) 90% of Aimco’s REIT taxable income, computed without regard to the deduction for dividends paid and net capital gain of Aimco, and

(b) 90% of the net income, if any, from foreclosure property (as described below), minus

•	the sum of certain items of noncash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Aimco, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in Aimco’s organizational documents.

To the extent that Aimco distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. In any year, Aimco may elect to retain, rather than distribute, its net capital gain and pay tax on such gain. In such a case, Aimco’s stockholders would include their proportionate share of such undistributed long-term capital gain in income and receive a corresponding credit for their share of the tax paid by Aimco. Aimco’s stockholders would then increase the adjusted basis of their Aimco shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Stockholders — Taxable Domestic Stockholders — Distributions.”

If Aimco should fail to distribute during each calendar year at least the sum of:

•	85% of its REIT ordinary income for such year,

•	95% of its REIT capital gain net income for such year (excluding retained net capital gain), and

•	any undistributed taxable income from prior periods,

Aimco would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income retained on which it has paid corporate income tax.

It is possible that Aimco, from time to time, may not have sufficient cash to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from Aimco Operating Partnership) and (ii) the inclusion of certain items in income by Aimco for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements Aimco may find it necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

Under certain circumstances, Aimco may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in Aimco’s deduction for dividends paid for the earlier year. In this case, Aimco may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends; however, Aimco will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. Aimco intends to conduct its operations so that no asset owned by Aimco or its pass-through subsidiaries will be treated or held as inventory or for sale to customers, and that a sale of any such asset will not be in the ordinary course of Aimco’s business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that no property sold by Aimco will be treated as inventory or as property held for sale to customers, or that Aimco can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that Aimco acquires as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by Aimco and secured by the property, (ii) for which Aimco acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which Aimco made a proper election to treat the property as foreclosure property. Aimco generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Penalty Tax

Aimco will be subject to a 100% penalty tax on the amount of certain non-arm’s length payments received from, or certain expenses deducted by, a TRS if the IRS were to successfully assert that the economic arrangements between Aimco and such TRS are not comparable to similar transaction between unrelated parties. Such amounts may include rents from real property that are overstated as a result of services furnished by a TRS to tenants of Aimco and amounts that are deducted by a TRS for payments made to Aimco that are in excess of the amounts that would have been charged by an unrelated party.

Aimco believes that the fees paid to its TRSs for tenant services are comparable to the fees that would be paid to an unrelated third party negotiating at arm’s-length. This determination, however, is inherently factual, and the IRS may assert that the fees paid by Aimco do not represent arm’s-length amounts. If the IRS successfully made such an assertion, Aimco would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Failure to Qualify

If Aimco fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Aimco will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Aimco fails to qualify will not be deductible by Aimco nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at the preferential income tax rates (i.e., the 20% maximum federal rate) for qualified dividends. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Aimco is entitled to relief under specific statutory provisions, Aimco would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Aimco would be entitled to this statutory relief.

Tax Aspects of Aimco’s Investments In Partnerships

General

Substantially all of Aimco’s investments are held indirectly through Aimco Operating Partnership. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Aimco will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Aimco will include its proportionate share of assets held by the Subsidiary Partnerships. See “— Taxation of Aimco — Effect of Subsidiary Entities — Ownership of Partnership Interests.”

Entity Classification.

Aimco’s direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of any of the Subsidiary Partnerships as a partnership for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of Aimco’s assets and items of gross income would change and could preclude Aimco from satisfying the REIT asset tests and gross income tests (see “— Taxation of Aimco — Asset Tests” and “— Taxation of Aimco — Income Tests”), and in turn could prevent Aimco from qualifying as a REIT unless Aimco is eligible for relief from the violation pursuant to relief provisions described above. See “— Taxation of Aimco — Failure to Qualify” above for a summary of the effect of Aimco’s failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case Aimco might incur a tax liability without any related cash distributions.

Tax Allocations With Respect To The Properties.

Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “Book — Tax Difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Aimco Operating Partnership was formed by way of contributions of appreciated property. Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., noncontributing) partners. These rules apply to the contribution by Aimco to Aimco Operating Partnership of the cash proceeds received in any offerings of its stock.

In general, certain unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by Aimco Operating Partnership or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of Aimco Operating Partnership or other Subsidiary Partnerships may cause Aimco to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause Aimco to recognize, over time, taxable income in excess of cash proceeds, which might adversely affect Aimco’s ability to comply with the REIT distribution requirements. See “— Taxation of Aimco — Annual Distribution Requirements.”

With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of units) subsequent to the formation of Aimco, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

Taxation of Stockholders

Taxable Domestic Stockholders

Distributions. Provided that Aimco qualifies as a REIT, distributions made to Aimco’s taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions (and retained net capital gains) that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed Aimco’s actual net capital gain for the taxable year, without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

In determining the extent to which a distribution constitutes a dividend for tax purposes, Aimco’s earnings and profits generally will be allocated first to distributions with respect to preferred stock prior to allocating any remaining earnings and profits to distributions on Aimco’s common stock. If Aimco has net capital gains and designates some or all of its distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of stock in proportion to the allocation of earnings and profits as described above.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Aimco in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Aimco and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Aimco before the end of January of the following calendar year.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Aimco — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

Dispositions of Aimco Stock. A stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of Aimco stock in an amount equal to the difference between the sum of the fair market value of any property and cash received in such disposition, and the stockholder’s adjusted tax basis in the stock at the time of the disposition. In general, a stockholder’s tax basis will equal the stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the stockholder (as discussed above), less tax deemed paid on such net capital gains, and reduced by returns of capital. In general, capital gains recognized by individuals upon the sale or disposition of shares of Aimco stock will be subject to a taxation at long term capital gains rates if the Aimco stock is held for more than 12 months, and will be taxed at ordinary income rates if the Aimco stock is held for 12 months or less. Gains recognized by stockholders that are corporations are currently subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of Aimco stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Aimco stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Aimco that are required to be treated by the stockholder as long-term capital gain.

A redemption of Aimco stock (including preferred stock) will be treated under Section 302 of the Internal Revenue Code as a dividend subject to tax at ordinary income tax rates (to the extent of Aimco’s current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale or exchange of the stock. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s stock interest in Aimco, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed stock would be transferred to the holder’s remaining stockholdings in Aimco. If, however, the stockholder has no remaining stockholdings in Aimco, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If an investor recognizes a loss upon a subsequent disposition of stock or other securities of Aimco in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these Treasury Regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, the Internal Revenue Code imposes penalties for failure to comply with these requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of stock or securities of Aimco, or transactions that might be undertaken directly or indirectly by Aimco. Moreover, prospective investors should be aware that Aimco and other participants in the transactions involving Aimco (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations

Taxation of Foreign Stockholders

The following is a summary of certain anticipated U.S. federal income and estate tax consequences of the ownership and disposition of Aimco stock applicable to Non-U.S. stockholders. A “Non-U.S. stockholder” is generally any person other than (i) a citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or of any state thereof or the District of

Columbia, (iii) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds Aimco stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of Aimco stock. The discussion is based on current law and is for general information only, and addresses only certain and not all aspects of U.S. federal income and estate taxation relevant to Non-U.S. stockholders.

Ordinary Dividends. The portion of distributions received by Non-U.S. stockholders payable out of Aimco’s earnings and profits which are not attributable to capital gains of Aimco and which are not effectively connected with a U.S. trade or business of the Non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable tax treaty and the Non-U.S. stockholder provides appropriate documentation regarding its eligibility for treaty benefits). In general, Non-U.S. stockholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of Aimco stock. In cases where the dividend income from a Non-U.S. stockholder’s investment in Aimco stock is, or is treated as, effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. stockholder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation.

Non-Dividend Distributions. Unless Aimco stock constitutes a United States real property interest (a “USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions by Aimco which are not payable out of Aimco’s earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits of Aimco. If Aimco stock constitutes a USRPI, distributions by Aimco in excess of the sum of its earnings and profits plus the stockholder’s basis in its Aimco stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of Aimco’s earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution made by Aimco to a Non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by Aimco directly or through pass-through subsidiaries (“USRPI Capital Gains”), will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Aimco will be required to withhold tax equal to 35% of the amount of the distribution to the extent such distribution constitutes USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. A distribution is not a USRPI Capital Gain if Aimco held the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. stockholder from a REIT that are attributable to dispositions by that REIT of assets other than USRPIs are generally not subject to U.S. income or withholding tax.

A capital gain dividend by Aimco that would otherwise have been treated as a USRPI Capital Gain will not be so treated or be subject to FIRPTA, will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary dividend from Aimco (see “—

Taxation of Foreign Stockholders — Ordinary Dividends”), provided that (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient Non-U.S. stockholder does not own more than 5% of that class of stock at any time during the one year period ending on the date on which the capital gain dividend is received.

Dispositions of Aimco Stock. Unless Aimco stock constitutes a USRPI, a sale of Aimco stock by a Non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. The stock will be treated as a USRPI if 50% or more of Aimco’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, Aimco stock nonetheless will not constitute a USRPI if Aimco is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. stockholders. Aimco believes that it is, and it expects to continue to be, a domestically controlled qualified investment entity. If Aimco is, and continues to be, a domestically controlled qualified investment entity, the sale of Aimco stock should not be subject to taxation under FIRPTA. Because most classes of stock of Aimco are publicly traded, however, no assurance can be given that Aimco is or will continue to be a domestically controlled qualified investment entity.

Even if Aimco does not constitute a domestically controlled qualified investment entity, a Non-U.S. stockholder’s sale of stock nonetheless generally will not be subject to tax under FIRPTA as a sale of a USRPI provided that:

•	the stock is of a class that is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which Aimco stock is listed), and

•	the selling Non-U.S. stockholder held 5% or less of such class of Aimco’s outstanding stock at all times during a specified testing period.

If gain on the sale of stock of Aimco were subject to taxation under FIRPTA, the Non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of Aimco stock that would not otherwise be subject to taxation under FIRPTA will nonetheless be taxable in the United States to a Non-U.S. stockholder in two cases. First, if the Non-U.S. stockholder’s investment in the Aimco stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. stockholder, the Non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain. Second, if the Non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax. Aimco stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute

UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Aimco stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Aimco stock is not otherwise used in an unrelated trade or business, Aimco believes that distributions from Aimco and income from the sale of the Aimco stock should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Section 501(c) of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to characterize distributions from Aimco as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of Aimco’s stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Other Tax Consequences

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

For taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividend and other income, including capital gains from the sale or other disposition of Aimco common stock.

Legislation enacted in 2010 and existing guidance issued thereunder will require, after June 30, 2014, withholding at a rate of 30% on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, Aimco stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance may modify these requirements. Accordingly, the entity through which Aimco stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, Aimco stock held by an investor that is a nonfinancial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to Aimco that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which Aimco will in turn provide to the IRS. Aimco will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in Aimco stock.

State, Local And Foreign Taxes

Aimco, Aimco Operating Partnership and Aimco stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that Aimco Operating Partnership owns properties located in a number of states and local jurisdictions, and may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of Aimco Operating Partnership, Aimco and Aimco stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors are urged to consult their tax advisors regarding the application and effect of state, local foreign tax laws on an investment in Aimco.

LEGAL MATTERS

Certain tax matters will be passed upon for Aimco by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the securities offered hereby will be passed upon for Aimco by DLA Piper LLP (US), Baltimore, Maryland, and for the Aimco Operating Partnership by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The consolidated financial statements of Aimco and the Aimco Operating Partnership appearing in Aimco’s and the Aimco Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 (including the schedule appearing therein), and the effectiveness of Aimco’s and the Aimco Operating Partnership’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

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PROSPECTUS SUPPLEMENT

May     , 2014

Sole Book-Running Manager

Wells Fargo Securities